Exhibit 10.1

MASTER REORGANIZATION AND TRANSACTION AGREEMENT

This Master Reorganization and Transaction Agreement (this “Agreement”), dated as of the Effective Date (as defined below), is entered into by and among (a) Industrial Property Trust, Inc., a Maryland corporation (“IPT”), (b) Industrial Property Operating Partnership LP, a Delaware limited partnership (“Operating Partnership”), (c) Industrial Property Advisors Group LLC, a Delaware limited liability company (“Sponsor”), (d) Industrial Property Advisors LLC, a Delaware limited liability company (“Advisor”) and (e) Academy Partners Ltd. Liability Company, a Colorado limited liability company (“Academy Partners”). IPT, Operating Partnership, Sponsor, Advisor and Academy Partners are each individually referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, on August 20, 2019, IPT, Prologis, L.P., a Delaware limited partnership (“PLD”), and Rockies Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of PLD, entered into an Amended and Restated Agreement and Plan of Merger (“Merger Agreement”) pursuant to which IPT has agreed to engage in an asset sale with PLD and its affiliates, rather than a merger of Rockies Acquisition LLC with and into IPT, and the board of directors of IPT has unanimously approved the Asset Sale(as defined below), the Merger Agreement and the other transactions contemplated by the Merger Agreement;

WHEREAS, the Merger Agreement provides for the sale of substantially all of IPT’s assets to PLD through (i) two mergers (each, a “Merger” and collectively the “Mergers”) of Rockies Acquisition LLC or newly formed Delaware limited liability companies that are wholly owned subsidiaries of PLD or an affiliate of PLD with and into newly formed, wholly owned subsidiaries of IPT Real Estate Holdco LLC, a Delaware limited liability company and indirect subsidiary of IPT, with each such applicable newly formed, wholly owned subsidiary of IPT Real Estate Holdco LLC surviving each Merger as a wholly owned subsidiary of PLD or an affiliate of PLD upon the terms and subject to the conditions set forth in the Merger Agreement, and (ii) the sale (each such asset transfer, together with the Mergers, the “Asset Sale”) by IPT Real Estate Holdco LLC of up to ten to-be-formed Delaware limited liability companies that are wholly owned subsidiaries of IPT Real Estate Holdco LLC to PLD or an affiliate of PLD;

WHEREAS, in connection with the Asset Sale, IPT has agreed to sell all of its subsidiaries in which it has an ownership interest (excluding the Operating Partnership, IPT Real Estate Holdco LLC and its subsidiaries that hold IPT’s collective interests in Build-to-Core Industrial Partnership I LP, a Delaware limited partnership, and Build-to-Core Industrial Partnership II LP, a Delaware limited partnership (together, the “BTC Portfolio”); and potentially excluding IPT Acquisition, IPT Property Management, and IPT Services) to affiliates of PLD by way of the Asset Sale, causing IPT to continue to exist and for its remaining assets to primarily consist of its interests in the BTC Portfolio, and resulting in all holders of IPT’s common stock to continue to hold their respective shares of common stock in IPT;

WHEREAS, if and when the Asset Sale is completed, all holders of IPT’s common stock will then be entitled to receive a special distribution from IPT in cash equal to such stockholder’s pro rata share of the net total consideration for the Asset Sale, as more fully described in IPT’s preliminary proxy statement in connection with the Mergers and Asset Sale as filed with the U.S. Securities and Exchange Commission (“SEC”) on September 12, 2019;

WHEREAS, the Parties wish to agree, as of the Effective Date, to commit to and undertake a series of contractually binding transactions as set forth in this Agreement which are expected to substantially increase the net cash proceeds of the Asset Sale to IPT’s stockholders in the near term while further motivating the Advisor and its affiliates to achieve maximum financial results with respect to the remaining IPT assets in the future by way of (a) generating a reduction in total, combined advisory fees to the Advisor arising under the Advisory Agreement (as defined below) with respect to certain dispositions of wholly-owned assets (including the Asset Sale) and (b) the Advisor indirectly acquiring prospective future value in the form of (i) an increased promote interest in the Operating Partnership, which shall be effective after the closing of the Asset Sale; and after the closing of the Asset Sale, (ii) the issuance to an affiliate of Advisor of a preferred equity capital interest in the Operating Partnership in exchange for an in-kind capital contribution of certain intellectual property rights by that affiliate of Advisor to the Operating Partnership;

WHEREAS, no later than the Effective Date, PLD will have provided its consent to the amendments of the limited partnership agreement of the Operating Partnership contemplated hereby to the extent such consent is required by the terms of the Merger Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1.                                Defined Terms.  Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall the respective meanings set forth below.

(a)                                 “Advisory Agreement” means that certain Amended and Restated Advisory Agreement (2019) dated as of June 12, 2019, by and between IPT, the Operating Partnership and the Advisor.

(b)                                 “Asset Sale Properties” means those properties subject to the Mergers and the Asset Sale.

(c)                                  “Effective Date” means October 7, 2019, or any other date as the Parties shall mutually agree which will in no event be less than sixty (60) days prior to the closing date of the Asset Sale.

(d)                                 “Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

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(e)                                  “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(f)                                   “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(g)                                  “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(h)                                 “New Advisor” means IPT Advisor LLC, a Delaware limited liability company.

(i)                                     “Party Owner Approvals” means the duly executed, formal approval (by vote or written consent) of the members, managing members, stockholders, general partners and/or limited partners, as the case may be and as the context so requires, of each of the Parties, in each case in accordance with the organizational documents of such Party and applicable Law, and in each case to approve and/or otherwise effectuate the consummation of the transactions contemplated in this Agreement and the Reorganization Documents.

(j)                                    “Permit” means any permit, license, franchise, approval, authorization, registration, certificate, variance and similar right obtained, or required to be obtained, from any Governmental Authority.

(k)                                 “Person” means an individual, corporation, partnership, limited partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(l)                                     “Preferred Equity Interest” means, with respect to the Operating Partnership, the New Advisor’s special limited partner preferred equity capital interest in the Operating Partnership, the value of which will be $10,000,000, which amount was calculated by reference to the current, total fair market value of the Assigned IP based on an arm’s length appraisal of the Assigned IP (as defined below) conducted by an independent third party as selected by the independent directors of IPT.

(m)                             “Reorganization Documents” means, collectively, the Party Owner Approvals, this Agreement, and any and all documents, consents and approvals to be duly executed and delivered to facilitate the consummation of the transactions contemplated in this Agreement or otherwise pursuant to or in connection with this Agreement, including all of the exhibits hereto.

(n)                                 “Tax” means all applicable U.S. federal, state, local and foreign income, gross receipts, property, withholding, sales, use, transfer, unclaimed property, franchise, payroll,

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employment, excise, stamp, environmental, occupation, premium, windfall profits, customs duties, withholding, social security (or similar), unemployment, disability, real or personal property, registration, value added, alternative or add-on minimum and other taxes, tariffs or other governmental charges of any nature whatsoever, including estimated taxes, together with penalties, interest or additions to Tax with respect thereto or with respect to a failure to file a tax return, whether disputed or not.

Section 1.2.                                References and Rules of Construction.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Exhibits attached hereto, and not to any particular provision of this Agreement.  All references herein to Articles, Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.  Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, modified and in effect from time to time.

ARTICLE II
REORGANIZATION AND RELATED TRANSACTIONS

Section 2.1.                                Amendment of Advisory Agreement and Operating Partnership Limited Partnership Agreement.

(a)                                 IPT, the Operating Partnership and the Advisor each hereby agree to enter into, on the Effective Date, an amendment to the Advisory Agreement in substantially the form as attached as Exhibit A hereto, with such amendment of the Advisory Agreement reflecting the new and updated terms of the Advisory Agreement in which the Advisor agrees to a total, combined reduction of approximately seventy-five million dollars (US $75,000,000) in fees that would otherwise become contractually due to it under the Advisory Agreement only with respect to, and at the time of, the closing of the Asset Sale, in consideration for the entry by the Parties into the Increased Operating Partnership Promote Amendment (as defined below).

(b)                                 Concurrent with the execution of the amendment to the Advisory Agreement as contemplated in Section 2.1(a) above, IPT, the Operating Partnership and Sponsor shall enter into, on the Effective Date, an amendment of the existing limited partnership agreement of the Operating Partnership, in substantially the form as attached as Exhibit B hereto, to reflect that the promote interest of the Sponsor’s special limited partnership interest

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with respect to distributions by the Operating Partnership other than from a disposition of the Asset Sale Properties shall be increased from fifteen percent (15%) of all distributions to be equal to thirty-five percent (35%) of all distributions (the “Increased Operating Partnership Promote,” and such amendment effecting the Increased Operating Partnership Promote, the “Increased Operating Partnership Promote Amendment”) (it being understood that the Sponsor will receive such promote of 35% of all distributions only after the capital partners have received their 6.5% preferred return and return of capital); provided, however, that in the event that the sale of the assets subject to the Increased Operating Partnership Promote occurs prior to the sale of the Asset Sale Properties (which, the Parties hereto acknowledge, is expected to occur only in the event that the Asset Sale is not consummated), the general partner of the Operating Partnership shall have the authority to make distributions out of the proceeds from the sale of the Asset Sale Properties in a manner reasonably designed to achieve a substantially similar outcome to that which would have been obtained had the sale of the Asset Sale Properties occurred prior to the sale of the properties subject to the Increased Operating Partnership Promote.  The Increased Operating Partnership Promote Amendment shall be effective as of January 1, 2019.

Section 2.2.                                Contributions and Assignments to Sponsor.  The Parties hereby agree that subsequent to the Increased Operating Partnership Promote Amendment and the vote of IPT stockholders approving the Asset Sale but prior to the closing of the Asset Sale:

(a)                                 Academy Partners shall assign all the rights, title and interests in certain trademarks and/or service marks and related registrations (“Assigned IP”) to the Sponsor, and the Sponsor agrees to acquire the same, by way of a trademark assignment substantially in the form as attached as Exhibit C hereto; and

(b)                                 Advisor shall assign and transfer all of its rights, title, obligations and interests in and to the Advisory Agreement, as amended pursuant to Section 2.1(a), together with all earnings, contributions, rights, benefits and privileges belonging or appertaining thereto or held or enjoyed in connection therewith, to the Sponsor (the “First Advisory Assignment”), and the Sponsor agrees to acquire and assume the same, by way of an assignment and assumption agreement substantially in the form as attached as Exhibit D hereto;

with each of the interests stated in Section 2.2(a) — Section 2.2(b) above being collectively considered and referred to herein as the “Sponsor Assumed Interests.”

IPT hereby consents to the First Advisory Assignment.

Section 2.3.                                New Advisor.  The Parties hereby agree that:

(a)                                 Prior to the closing of the Asset Sale, Sponsor shall capitalize New Advisor with:

(i)                                     the Sponsor Assumed Interests; and

(ii)                                  Sponsor’s existing special limited partnership units in the Operating Partnership along with all of its rights, title and interests in the same, as amended, pursuant to the Increased Operating Partnership Promote Amendment;

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with the transactions contemplated in Section 2.3(a) above effectuated by way of an assignment and assumption agreement including a joinder agreement to the Operating Partnership,  in which the New Advisor, Sponsor, Operating Partnership and IPT, as the context permits, agree that the New Advisor will assume and receive the combined interests stipulated in Section 2.3(a)(i)-(ii) above, concurrently with Sponsor agreeing to withdraw as a special limited partner of the Operating Partnership and be substituted with New Advisor therein, all substantially in the form as attached as Exhibit E hereto.  The transaction contemplated in Section 2.3(b) with respect to the Sponsor Assumed Interests specifically relating to the Advisory Agreement is referred to herein as the “Second Advisory Assignment.”

IPT hereby consents to (i) the Second Advisory Assignment and (ii) the removal of Sponsor as a special limited partner in the Operating Partnership, the admission of New Advisor as a substitute special limited partner, and the transfer of the special limited partnership interests to New Advisor.

Section 2.4.                                Post-Asset Sale Assignment to Operating Partnership and Amendment and Restatement of Operating Partnership Limited Partnership Agreement.  The Parties hereby further agree that, immediately following the closing of the Asset Sale:

(a)                                 New Advisor will assign all the rights, title and interests in the Assigned IP to the Operating Partnership, and the Operating Partnership and IPT agree that the Operating Partnership will  acquire the same, by way of a trademark assignment substantially in the form as attached as Exhibit F hereto; in consideration for

(b)                                 New Advisor, Operating Partnership and IPT entering into an amendment and restatement of the existing limited partnership agreement of Operating Partnership, as amended pursuant to Section 2.1(b), in substantially the form as attached as Exhibit G hereto (“Third Amended and Restated Limited Partnership Agreement”), to reflect that the New Advisor’s existing special limited partnership interest in the Operating Partnership will, on a going-forward basis, be modified to be comprised of:

(i)                                     the Preferred Equity Interest, which the Parties agree will be $10,000,000, which amount was calculated by reference to the current, total fair market value of the Assigned IP based on arm’s length appraisal of the Assigned IP conducted by an independent third party as selected by the independent directors of IPT; plus

(ii)                                  a special limited partner capital interest having an initial capital account value equal to the amount that would be distributed in respect of the Sponsor’s existing special limited partnership interests in the Operating Partnership were all remaining assets of the Operating Partnership disposed of for their fair market value on the closing date of the Asset Sale, and the proceeds distributed to the partners of the Operating Partnership.

(c)                                  After the consummation of the Asset Sale and the transaction described in Section 2.4(a), the Third Amended and Restated Limited Partnership Agreement will also reflect that, on a going-forward basis, all distributions of the Operating Partnership, other than the special distribution of the net proceeds from the Asset Sale, will be made as follows:

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(i)                                     first, one hundred percent (100%) of distributions will be made to the New Advisor until the New Advisor obtains a full return of the amount of its Preferred Equity Interest, then

(ii)                                  sixty-five percent (65%) to IPT and thirty-five percent (35%) to the New Advisor.

In the event the Asset Sale is not consummated, but a sale of the Wholly-Owned Portfolio (as defined in Exhibit B) is thereafter consummated, the Parties shall effectuate the transactions contemplated by this Section 2.4, and the Third Amended and Restated Limited Partnership Agreement shall apply to all subsequent distributions.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Each of the Parties, jointly and severally, represents and warrants to each of the other Parties, as of the Effective Date, as follows:

Section 3.1.                                Organization.  Such Party is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business in each jurisdiction in which the nature of its business makes such qualification necessary.

Section 3.2.                                Authorization.  Such Party has all requisite power and authority to enter into and perform this Agreement, the other Reorganization Documents to which it is a party and the transactions contemplated herein and therein.  The execution, delivery and performance by such Party of this Agreement and the other Reorganization Documents to which such Party is a party have been duly and validly authorized and approved by all requisite action on the part of such Party.  This Agreement is, and the other Reorganization Documents to which such Party is a party, when executed and delivered by such Party, will be, the valid and binding obligations of such Party, and enforceable against such Party, in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.3.                                No Conflicts.  The execution, delivery and performance by such Party of this Agreement and the other Reorganization Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation or incorporation, limited liability company agreement, limited partnership agreement or other organizational documents of such Party; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Party; (c) require the consent, notice or other action by any Person (except as stipulated herein) under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract to which such Party is a party or by which such Party is bound or to which any of its respective properties and assets are subject or any Permit affecting the properties, assets or business of such Party; or (d) result in the creation or imposition of any Encumbrance on any properties or assets of such Person.  No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to such Party in connection with the execution and delivery of this Agreement and the other Reorganization Documents to which it is a party and the consummation of the transactions

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contemplated hereby and thereby, except for such filings as may be required under state and federal securities Laws and such consents as stipulated herein.

ARTICLE IV
CERTAIN COVENANTS

Section 4.1.                                Further Assurances.  From time to time after the date hereof, and without any further consideration, each of the Parties shall execute and deliver, or cause to be executed and delivered, such instruments, documents, directions or authorizations as may be necessary, and take all such further action as may be reasonably necessary or advisable, to consummate and make effective the transactions contemplated by this Agreement and the other Reorganization Documents.  Notwithstanding the provisions of this Agreement, but subject to the obligations set forth in Section 6.3, nothing herein is intended to or shall limit or restrict the rights or obligations of IPT and the Operating Partnership under the Merger Agreement, including termination rights, or limit or restrict or impair the rights of the Parties or the freedom of the board of directors of IPT to consider, respond to, recommend or commit to any alternative transactions with respect to IPT, the assets subject to the Asset Sale, the BTC Portfolio or any other assets of IPT.

ARTICLE V
CONDITIONS TO EFFECTIVENESS

Section 5.1.                                Conditions to Effectiveness of Future Transactions.  The obligations of the Parties to consummate the future transactions contemplated by Section 2.2, Section 2.3 and Section 2.4 of this Agreement are subject to the satisfaction of each of the following conditions:

(a)                                 The representations and warranties of the Parties set forth in this Agreement shall be true and correct on and as of the Effective Date.

(b)                                 The Parties shall have timely performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance is required.

(c)                                  No material suit, action or other proceeding by any third party shall be pending before any Governmental Authority seeking to restrain, prohibit, enjoin or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement or the Reorganization Documents.

(d)                                 All required Party Owner Approvals shall be duly obtained and valid.

(e)                                  Each Party shall have made the deliveries required of it pursuant to Section 5.2.

Section 5.2.                                Deliveries.

(a)                                 Each of the Parties shall deliver or cause to be delivered to the other Parties, as applicable and as the context of this Agreement so requires, evidence reasonably satisfactory to such Parties evidencing that the Party Owner Approvals have been obtained.

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(b)                                 Each of the Parties shall deliver or cause to be delivered to the other Parties, as the context of this Agreement so requires, duly-executed counterparts to the Reorganization Documents, as applicable and as the context of this Agreement so requires, on the relevant effective dates referred to herein in respect of each of the transactions contemplated by this Agreement.

ARTICLE VI
TERMINATION

Section 6.1.                                Right of Termination.  Subject to Section 6.3, this Agreement may be terminated at any time prior to the consummation of any of the transactions contemplated by Section 2.2, Section 2.3 or Section 2.4 of this Agreement as follows:

(a)                                 by the mutual written agreement of all of the Parties; or

(b)                                 by delivery of written notice from any Party to the other Parties if all of the conditions set forth in Section 5.1 have not been timely satisfied.

Notwithstanding the foregoing, no Party shall have the right to terminate this Agreement pursuant to this Section 6.1 if such Party is at such time in material breach of any provision of this Agreement.

Section 6.2.                                Effect of Termination.  Subject to Section 6.3, if this Agreement is terminated pursuant to any provision of Section 6.1, then, except for the provisions of Article I, Section 6.2, Section 6.3 and Article VIII, this Agreement shall forthwith become void and of no further force or effect and the Parties shall have no liability or obligation hereunder.

Section 6.3.                                Make-Whole; Unwind.  Notwithstanding anything herein, if the consummation of any aspect of the transactions contemplated by Section 2.2, Section 2.3 or Section 2.4 hereof is not timely effectuated pursuant to the provisions of this Agreement, or if any of the transactions effected hereby are subsequently challenged, reversed or modified, whether by reason of legal or equitable challenge or other claim by any Party or by any other person, including any Governmental Authority, Governmental Order or in any proceeding, for any reason, including without limitation a proceeding relied upon by a Party as a basis for asserting (whether for purposes of termination of this Agreement pursuant to Section 6.1(b) or otherwise) non-satisfaction of a condition pursuant to Section 5.1(c), the Parties to this Agreement shall use their best efforts and cooperate in good faith to promptly do all things and undertake all acts as are necessary to place the Parties in the respective economic after-tax positions they would have been had the transactions contemplated hereby been timely and fully effected.  Such remedial action by a Party may include providing economic benefits to the Sponsor and Advisor with respect to transactions other than the Asset Sale or other distributions by the Operating Partnership.  In the event such actions cannot be taken or would not be effective to reasonably and equitably adjust the Parties’ respective positions, the Parties shall in lieu thereof cooperate to unwind any aspect of any transactions contemplated herein which have thus far been consummated, in whole or in part, such that each of the Parties hereto are placed back in the same position as they were if this Agreement had not been entered into and the transactions contemplated hereby had not been consummated.

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ARTICLE VII
TAX MATTERS

Section 7.1.                                The Parties hereby agree each of the transactions described herein shall be treated in accordance with the treatment set forth in this Section 7.1 for all U.S. federal tax purposes.  No Party shall take a contrary position to such tax treatment on any tax return.

(a)                                 The amendment to the Advisory Agreement and associated reduction in fees shall have no tax effect at the time of such amendment, and shall result in a reduced amount of gross income to the recipient of the fees and a reduced amount of deductions to the payor of the fees.

(b)                                 The Increased Operating Partnership Promote Amendment shall be treated as a modification to the existing partnership agreement of the Operating Partnership in accordance with section 761(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall not be treated as an issuance of a new partnership interest to a new partner or otherwise subject to section 706(d) of the Code.

(c)                                  The assignment by Academy Partners of the Assigned IP to Sponsor shall be treated as a tax-free contribution of property to a partnership governed by Code section 721.

(d)                                 New Advisor shall be treated as an entity disregarded from Sponsor for all US tax purpose, and, consequently, the formation and capitalization of, New Advisor shall have no U.S. tax effect.

(e)                                  The assignment of the Assigned IP by New Advisor to the Operating Partnership in exchange for the Preferred Equity Interest, and the entering into the Third Amended and Restated Limited Partnership Agreement, shall be treated as a tax-fee contribution of property to a partnership governed by Code section 721.

ARTICLE VIII
MISCELLANEOUS

Section 8.1.                                Successors and Assigns; No Third Party Rights.  The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.  This Agreement is not intended to, and does not, create rights in any other person, and no person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 8.2.                                Severability.  Subject to Section 6.3, if any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and all necessary provision shall be made so as to give full effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

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Section 8.3.                                Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party who is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.  The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.  Any requirements for the securing or posting of any bond with such remedy are waived by the Parties to this Agreement.

Section 8.4.                                Waivers and Amendments.  Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, shall be effective only if in writing and signed by the Parties.  A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 8.5.                                Entire Agreement.  This Agreement and the Reorganization Documents constitute the entire agreement among the Parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto.

Section 8.6.                                Governing Law.  The Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

Section 8.7.                                Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement.  Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto.

*                                         *                                         *                                         *                                         *

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IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

INDUSTRIAL PROPERTY TRUST, INC.

By:	/s/ Thomas McGonagle
	Name:	Thomas McGonagle
	Title:	Chief Financial Officer

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP

By:	INDUSTRIAL PROPERTY TRUST, INC., its Sole General Partner

	By:	/s/ Thomas McGonagle
	Name:	Thomas McGonagle
	Title:	Chief Financial Officer

INDUSTRIAL PROPERTY ADVISORS GROUP LLC

By:	/s/ Evan H. Zucker
	Name:	Evan H. Zucker
	Title:	Manager

INDUSTRIAL PROPERTY ADVISORS LLC

By:	INDUSTRIAL PROPERTY ADVISORS GROUP LLC, its Sole Member

	By:	/s/ Evan H. Zucker
	Name:	Evan H. Zucker
	Title:	Manager

ACADEMY PARTNERS LTD. LIABILITY COMPANY

By:	/s/ Evan H. Zucker
	Name:	Evan Zucker
	Title:	Manager

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Exhibit A

Form of Amendment to Amended and Restated Advisory Agreement (2019)

See attached

AMENDMENT

TO

AMENDED AND RESTATED

ADVISORY AGREEMENT (2019)

among

INDUSTRIAL PROPERTY TRUST INC.,

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP

and

INDUSTRIAL PROPERTY ADVISORS LLC

This amendment (this “Amendment”), dated and effective as of October   , 2019 (the “Effective Date”), is made to the Amended and Restated Advisory Agreement (2019) dated as of June 12, 2019, among the Parties (as defined below) (the “Advisory Agreement”), and this Amendment is made by and among each of Industrial Property Trust Inc., a Maryland corporation (“IPT”), Industrial Property Advisors LLC, a Delaware limited liability company (the “Advisor”) and Industrial Property Operating Partnership, a Delaware limited partnership (the “Operating Partnership”). IPT, Advisor and Operating Partnership are collectively referred to herein as the “Parties” and each of them are referred to as a “Party.”

WHEREAS, the Parties are parties to that certain Advisory Agreement, which is being amended hereby;

WHEREAS, on August 20, 2019, IPT, Prologis, L.P., a Delaware limited partnership (“PLD”), and Rockies Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of PLD, entered into an Amended and Restated Agreement and Plan of Merger (“Merger Agreement”) pursuant to which IPT has elected to engage in an asset sale with PLD and its affiliates, rather than a merger of Rockies Acquisition LLC with and into IPT, and the board of directors of IPT has unanimously approved the PLD Disposition (as defined below), the Merger Agreement and the other transactions contemplated by the Merger Agreement;

WHEREAS, the Merger Agreement provides for the sale of substantially all of IPT’s assets to PLD through (i) two mergers (each, a “Merger” and collectively the “Mergers”) of Rockies Acquisition LLC or newly formed Delaware limited liability companies that are wholly owned subsidiaries of PLD or an affiliate of PLD with and into newly formed, wholly owned subsidiaries of IPT Real Estate Holdco LLC, a Delaware limited liability company and indirect subsidiary of IPT, with each such applicable newly formed, wholly owned subsidiary of IPT Real Estate Holdco LLC surviving each Merger as a wholly owned subsidiary of PLD or an affiliate of PLD upon the terms and subject to the conditions set forth in the Merger Agreement, and (ii) the sale (each such asset transfer, together with the Mergers, the “PLD Disposition”) by IPT Real Estate Holdco LLC of up to ten to-be-formed Delaware limited liability companies that are wholly owned subsidiaries of IPT Real Estate Holdco LLC to PLD or an affiliate of PLD;

WHEREAS, in connection with the PLD Disposition, IPT has agreed to sell all of its subsidiaries in which it has an ownership interest (excluding the Operating Partnership, IPT Real Estate Holdco LLC and its subsidiaries that hold IPT’s collective interests in Build-to-Core Industrial Partnership I LP, a Delaware limited partnership, and Build-to-Core Industrial Partnership II LP, a Delaware limited partnership (together, the “BTC Portfolio”); and potentially excluding IPT Acquisition, IPT Property Management, and IPT Services) to affiliates of PLD by way of the PLD Disposition, causing IPT to continue to exist and for its remaining assets to primarily consist of its interests in the BTC Portfolio, and resulting in all holders of IPT’s common stock continuing to hold their respective shares of common stock in IPT;

WHEREAS, if and when the PLD Disposition is completed, all holders of IPT’s common stock will then be entitled to receive a special distribution from IPT in cash equal to such stockholder’s pro rata share of the net total consideration for the PLD Disposition, as more fully described in IPT’s preliminary proxy statement in connection with the Mergers and PLD Disposition as filed with the U.S. Securities and Exchange Commission on September 12, 2019; WHEREAS, the Parties have, as of the Effective Date, hereby agreed to enter into this Amendment to generate a reduction in total, combined Asset Management Fees payable to the Advisor under the Advisory Agreement in connection with the PLD Disposition or the consummation of any other Disposition of the Wholly-Owned Portfolio (as defined below);

WHEREAS, the Parties have, as of the Effective Date, hereby agreed that the Advisor will receive (i) an increased promote interest in the Operating Partnership, which shall be effective after the first to occur of the closing of the PLD Disposition or the consummation of any other Disposition of the Wholly-Owned Portfolio; and, after the closing of the PLD Disposition or the consummation of any other Disposition of the Wholly-Owned Portfolio, (ii) the issuance to an affiliate of Advisor of a preferred equity capital interest in the Operating Partnership in exchange for an in-kind capital contribution of certain intellectual property rights by that affiliate of Advisor to the Operating Partnership;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Section 9(b) of the Advisory Agreement is hereby amended by deleting clause (iii)(y) in the penultimate sentence thereof and replacing it with the following:

“(y) 2.5% of the Contract Sales Price upon the occurrence of any other Disposition; provided, however, that solely with respect to any Disposition involving the Properties owned 100% by the Operating Partnership (the “Wholly-Owned Portfolio”) (which Disposition shall for the avoidance of doubt include the PLD Disposition), the total aggregate Asset Management Fee otherwise duly owed to the Advisor under this Agreement with respect to any such Disposition of the Wholly-Owned Portfolio shall be reduced to 0.6203% of the Contract Price.”

2. Section 17(a) of the Advisory Agreement is hereby amended by adding the following to the first sentence thereof:

“provided, that if a Disposition of the Wholly-Owned Portfolio is consummated pursuant to one or more definitive agreements entered into during the term of the Advisory Agreement, the fees payable to the Advisor with respect to the Disposition of the Wholly-Owned Portfolio (which Disposition shall for the avoidance of doubt include the PLD Disposition), shall be deemed earned notwithstanding any termination of the Advisor without Cause prior to the closing of such Disposition, whether by the Corporation or by a majority of the Independent Directors of the Corporation.”

3. Except as set forth in this Amendment, all of the provisions of the Advisory Agreement shall continue in full force and effect in accordance with their terms.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have hereto executed this Agreement as of the date first above written.

INDUSTRIAL PROPERTY TRUST INC.

By:
Name:	Thomas McGonagle
Title:	Chief Financial Officer

INDUSTRIAL PROPERTY ADVISORS LLC

By: INDUSTRIAL PROPERTY ADVISORS GROUP LLC, its Sole Member

By:
Name:	Evan H. Zucker
Title:	Manager

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP

By: INDUSTRIAL PROPERTY TRUST INC., its Sole General Partner

By:
Name:	Thomas McGonagle
Title:	Chief Financial Officer

Exhibit B

Form of Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership

See attached.

AMENDMENT TO

SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP

A DELAWARE LIMITED PARTNERSHIP

THIS AMENDMENT (this “Amendment”) to the Second Amended and Restated Limited Partnership Agreement of Industrial Property Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), is entered into on or about October   , 2019, but shall be effective as of January 1, 2019 (the “Effective Date”), by and among (a) Industrial Property Trust, Inc., a Maryland corporation (“General Partner”), (b) the Operating Partnership and (c) Industrial Property Advisors Group LLC, a Delaware limited liability company (“Special OP Unitholder”). The General Partner, Operating Partnership and the Special OP Unitholder are collectively referred to herein as the “Parties” and each a “Party.”

W I T N E S S E T H

WHEREAS, the Parties are parties to that certain Second Amended and Restated Limited Partnership Agreement of Industrial Property Operating Partnership LP dated August 14, 2015 (the “Agreement”), which is amended hereby;

WHEREAS, on August 20, 2019, General Partner, Prologis, L.P., a Delaware limited partnership (“PLD”), and Rockies Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of PLD, entered into an Amended and Restated Agreement and Plan of Merger (“Merger Agreement”) pursuant to which General Partner has elected to engage in an asset sale with PLD and its affiliates, rather than a merger of Rockies Acquisition LLC with and into General Partner, and the board of directors of General Partner has unanimously approved the Asset Sale (as defined below), the Merger Agreement and the other transactions contemplated by the Merger Agreement;

WHEREAS, the Merger Agreement provides for the sale of substantially all of General Partner’s assets to PLD through (i) two mergers (each, a “Merger” and collectively the “Mergers”) of Rockies Acquisition LLC or newly formed Delaware limited liability companies that are wholly owned subsidiaries of PLD or an affiliate of PLD with and into newly formed, wholly owned subsidiaries of IPT Real Estate Holdco LLC, a Delaware limited liability company and indirect subsidiary of General Partner, with each such applicable newly formed, wholly owned subsidiary of IPT Real Estate Holdco LLC surviving each Merger as a wholly owned subsidiary of PLD or an affiliate of PLD upon the terms and subject to the conditions set forth in the Merger Agreement, and (ii) the sale (each such asset transfer, together with the Mergers, the “Asset Sale”) by IPT Real Estate Holdco LLC of up to ten to-be-formed Delaware limited liability companies that are wholly owned subsidiaries of IPT Real Estate Holdco LLC to PLD or an affiliate of PLD;

WHEREAS, in connection with the Asset Sale, General Partner has agreed to sell all of its subsidiaries in which it has an ownership interest (excluding the Operating Partnership, IPT Real Estate Holdco LLC and its subsidiaries that hold General Partner’s collective interests in Build-to-Core Industrial Partnership I LP, a Delaware limited partnership, and Build-to-Core Industrial Partnership II LP, a Delaware limited partnership (the “BTC Portfolio”); and potentially excluding IPT Acquisition, IPT Property Management, and IPT Services) to affiliates of PLD by way of the Asset Sale, causing General Partner to continue to exist and for its remaining assets to primarily consist of the BTC Portfolio, and resulting in all holders of General Partner’s common stock to continue to hold their respective shares of common stock in General Partner;

WHEREAS, if and when the Asset Sale is completed, all holders of General Partner’s common stock will then be entitled to receive a special distribution from General Partner in cash equal to such stockholder’s pro rata share of the net total consideration for the Asset Sale, as more fully described in General Partner’s preliminary proxy statement in connection with the Mergers and Asset Sale as filed with the U.S. Securities and Exchange Commission on September 12, 2019;

WHEREAS, the Parties have, as of the Effective Date, hereby agreed to generate a reduction in total, combined fees payable to Industrial Property Advisors LLC, a Delaware limited liability company (the “Advisor”) under that certain Amended and Restated Advisory Agreement (2019) dated as of June 12, 2019, in connection with the Asset Sale or any other Sale (as defined in the Agreement) of the Wholly-Owned Portfolio (as defined below);

WHEREAS, the Parties have, as of the Effective Date, hereby agreed that the Advisor will receive an increased promote interest in the Operating Partnership to the Special OP Unitholder and shall subsequently transfer its Special Partnership Units to an affiliate of the Advisor, which increased promote interest shall (with limited exceptions described in the final sentence of Section 2 below) not apply to the Asset Sale or any other Sale of the Wholly-Owned Portfolio, and which aforementioned increased promote interest to the Special OP Unitholder is to be effected by this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                                      Article I.

a.                                      The defined term “Distribution Hurdle Requirement” is hereby inserted, in alphabetical order, under Article I (DEFINED TERMS) and shall read as follows: “‘DISTRIBUTION HURDLE REQUIREMENT’ has the meaning provided in Section 5.2(b)(i)(1)(A) hereof.”

b.                                      The defined term “Wholly-Owned Portfolio” is hereby inserted, in alphabetical order, under Article I (DEFINED TERMS) and shall read as follows: “‘WHOLLY-OWNED PORTFOLIO’ has the meaning provided in Section 5.2(b)(i) hereof.”

2.                                      Section 5.2 (DISTRIBUTION OF CASH).  Sections 5.2(b)(i) and 5.2(b)(ii) are hereby deleted in their entirety and replaced with:

(i)                                     Distributions of Net Sales Proceeds shall be made as follows:

(A)       with respect to a Sale involving the Properties owned 100% by the Partnership (the “Wholly-Owned Portfolio”), all distributions of Net Sales Proceeds shall be made: (1) first, 100% to the OP Unitholders in accordance with their respective Percentage Interests on the Partnership Record Date provided that the aggregate distributions made hereunder to the Class T Unitholders shall be reduced by the aggregate Distribution Fee payable by the General Partner with respect to Class T REIT Shares with respect to such Record Date to the extent the aggregate reduction made under Section 5.2(b)(ii) below with respect to such Record Date is less than the Distribution Fee payable with respect to such date, until the General Partner (and its shareholders), have received cumulative distributions under this Section 5.2(b) (taking into account the aggregate distributions made pursuant to this Section 5.2(b)(i) and Section 5.2(b)(ii) below), equal to the aggregate Capital Contributions made by the General Partner (and its shareholders), to the Partnership plus a cumulative, non-compounded pre-tax rate of return thereon of 6.5% per annum (the “Distribution Hurdle Requirement”), determined by taking into account the dates on which all such Capital Contributions and distributions were made and (2) second, (I) 85% to the OP Unitholders, in accordance with their respective Percentage Interests on the Partnership Record Date and (II) 15% to the Special OP Unitholders in accordance with their respective Special Percentage Interests on the Partnership Record Date; and

(B)       thereafter, and assuming the Distribution Hurdle Requirement has been previously met, all other distributions of Net Sales Proceeds shall be made: (1) 65% to the OP Unitholders in accordance with their respective Percentage Interests on the Partnership Record Date, and (2) 35% to the Special OP Unitholders in accordance with their respective Special Percentage Interests on the Partnership Record Date;

(ii)                                  All distributions of cash other than Net Sales Proceeds shall be made as follows:

(A)       prior to a Sale of the Wholly-Owned Portfolio, to the OP Unitholders in accordance with their respective Percentage Interests on the Partnership Record Date, provided that the aggregate distribution made hereunder to Class T Unitholders shall be reduced by the aggregate Distribution Fee payable by the General Partner with respect to Class T REIT Shares with respect to such Record Date, and

(B)       thereafter: (1) 65% to the OP Unitholders in accordance with their respective Percentage Interests on the Partnership Record Date, provided that the aggregate distribution made hereunder to Class T Unitholders shall be reduced by the aggregate Distribution Fee payable by the General Partner with respect to Class T REIT Shares, and (2) 35% to the Special OP Unitholders in accordance with their respective Special Percentage Interests on the Partnership Record Date.

The foregoing assumes that a Sale of the Wholly-Owned Portfolio occurs prior to any distributions under Sections 5.2(b)(i)(B) or 5.2(b)(ii)(B).  If the Sale of the Wholly-Owned Portfolio occurs after any other Sale otherwise contemplated to be subject to the distribution priorities described in Section 5.2(b)(i)(B) (but for the fact that the Distribution Hurdle Requirement had not yet been met at the time of such other Sale), the General Partner shall have the authority to make distributions of Net Sales Proceeds from the Sale of the Wholly-Owned Portfolio in a manner reasonably designed to achieve a substantially similar outcome to what would have been obtained had the sale of the Wholly-Owned Portfolio occurred prior to such Sale contemplated in Section 5.2(b)(i)(B).”

3.                                      Entire Agreement.  The Agreement, as amended by this Amendment, constitutes the entire agreement between the Parties and supersedes any prior agreements or understandings between them with respect to the subject matter thereof.

4.                                      Full Force and Effect.  Except as expressly amended hereby, the Agreement shall remain in full force and effect.

5.                                      Further Action.  Each Party, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Amendment.

6.                                      Counterpart Execution.  This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  This Amendment may be delivered by one or more parties by electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

GENERAL PARTNER:

INDUSTRIAL PROPERTY TRUST INC., a

Maryland corporation

By:

	Name:	Thomas McGonagle

	Title:	Chief Financial Officer

LIMITED PARTNER:

INDUSTRIAL PROPERTY TRUST INC.

By:

	Name:	Thomas McGonagle

	Title:	Chief Financial Officer

SPECIAL OP UNITHOLDER:

INDUSTRIAL PROPERTY ADVISORS GROUP LLC

By:

	Name:	Evan H. Zucker

	Title:	Manager

PARTNERSHIP:

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP

By:	INDUSTRIAL PROPERTY TRUST INC., its Sole General Partner

By:

			Name:	Thomas McGonagle

			Title:	Chief Financial Officer

Exhibit C

Form of Trademark Assignment

(Academy Partners to Sponsor)

See attached.

TRADEMARK ASSIGNMENT

IN THE UNITED STATES PATENT AND TRADEMARK OFFICE

ASSIGNMENT

Whereas, Academy Partners Ltd. Liability Company, a Colorado limited liability company, with offices at 518 17th Street, 17th Floor Denver, Colorado 80202 (“ASSIGNOR”) owns certain trademarks and/or service marks, and registrations for such marks, as listed in Schedule 1 attached hereto (collectively “MARKS”); and

WHEREAS, Industrial Property Advisors Group LLC, a Delaware limited liability company (“ASSIGNEE”), desires to acquire all of the right, title and interest of ASSIGNOR in, to and under the MARKS.

NOW, THEREFORE, in consideration of the good and valuable consideration received by ASSIGNOR, the receipt and sufficiency of which hereby is acknowledged, ASSIGNOR does hereby sell, assign, transfer and convey unto ASSIGNEE its entire right, title and interest in and to the MARKS, together with the goodwill of the business symbolized by the MARKS.

IN WITNESS WHEREOF, ASSIGNOR has caused this Assignment to be duly executed by an authorized officer on this     day of            ,      .

ACADEMY PARTNERS LTD. LIABILITY COMPANY

By:

Name:	Evan Zucker

Title:	Manager

SCHEDULE 1

TRADEMARKS

Mark	Serial No. / Filing Date	Reg. No. / Reg. Date	Class
INDUSTRIAL PROPERTY TRUST	85894638/ 03/04/2014	4492511/ 04/23/2014

INT. CL. 36 Leasing of real estate; real estate acquisition services; real estate investment services; real estate investment trust advisory services; real estate investment trust management services; real estate investment trust services; real estate management services

Exhibit D

Form of Assignment and Assumption Agreement of Amended and Restated Advisory Agreement (2019)

(Advisor to Sponsor)

See attached.

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made as of              ,      (the “Effective Date”), by and among Industrial Property Advisors Group LLC, a Delaware limited liability company (“Assignee”) and Industrial Property Advisors LLC, a Delaware Limited liability company (“Assignor,” and together with Assignee, the “Parties” and each a “Party”).

WITNESSETH:

WHEREAS, the Assignor is a party to and holds certain rights, title, and interests in and is subject to certain obligations under (the “Advisory Interest”) in and to that certain Amended and Restated Advisory Agreement among the Assignor, Industrial Property Trust, Inc., a Maryland corporation, and Industrial Property Operating Partnership, a Delaware limited partnership, dated June 12, 2019 and as amended October   , 2019 (the “Advisory Agreement”); and

WHEREAS, the Assignor desires to assign, transfer, and convey to Assignee, and Assignee desires to accept, assume and receive from the Assignor, the Assignor’s entire right, title and interest in and to the Advisory Interest.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Assignor and Assignee agree as follows:

1.              As of the date hereof, the Assignor hereby assigns, transfers, conveys, and sets over to Assignee all of the Assignor’s right, title and interest in and to the Advisory Interest together with all earnings, contributions, rights, benefits and privileges belonging or appertaining thereto or held or enjoyed in connection therewith.

2.              Assignee hereby accepts the assignment of the Advisory Interest from the Assignor and affirmatively and unconditionally assumes and agrees to perform all of the obligations and liabilities of the Assignor relating to the Advisory Interest.

3.              The provisions of this Assignment shall be binding upon the Assignor, its successors and assigns, and all persons claiming by, under or through the Assignor or any such successor or assign, and shall inure to the benefit of and be enforceable by Assignee and its successors and assigns.

4.              This Assignment shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5.              This Assignment may be executed in any number of counterparts and evidenced by facsimile, PDF format or similarly imaged signatures, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

SIGNATURE PAGE TO FOLLOW.

26

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment to be effective as of the date first written above.

Assignor:

INDUSTRIAL PROPERTY ADVISORS LLC
a Delaware limited liability company

By:	INDUSTRIAL PROPERTY ADVISORS GROUP LLC, its Sole Member

By:
Name:	Evan H. Zucker
Its:	Manager

Assignee:

INDUSTRIAL PROPERTY ADVISORS GROUP LLC
a Delaware limited liability company

By:
Name:	Evan H. Zucker
Its:	Manager

Exhibit E

Form of Assignment and Assumption Agreement of Special Limited Partnership Units of Operating Partnership and the Sponsor Assumed Interests

(Sponsor to New Advisor; New Advisor and Operating Partnership)

See attached.

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made as of              ,        (the “Effective Date”), by and among (i) IPT Advisor LLC, a Delaware limited liability company (“Assignee”), (ii) Industrial Property Advisors Group LLC, a Delaware limited liability company (“Assignor”), (iii) Industrial Property Trust, Inc., a Maryland corporation (“IPT”) and (iv) Industrial Property Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”).

WITNESSETH:

WHEREAS, the Assignor (i) holds certain rights, title and interest in certain trademarks and/or service marks and related registrations (“Assigned IP”) as a result of the transactions described in that certain Trademark Assignment agreement dated              ,        by and among Assignor and Academy Partners Ltd. Liability Company; (ii) is a party to and holds certain rights, title, and interests in and is subject to certain obligations under (the “Advisory Interest”) in and to that certain Amended and Restated Advisory Agreement by and among IPT, the Operating Partnership, and Industrial Property Advisors, LLC, dated June 12, 2019 and as amended October   , 2019, made pursuant to that certain Assignment and Assumption Agreement dated              ,        by and among Sponsor and Industrial Property Advisors LLC; and (iii) holds special limited partnership units (the “Special Limited Partnership Units,” and together with the Assigned IP and Advisory Interest, the “Combined Interests”) in the Operating Partnership; and

WHEREAS, the Assignor desires to assign, transfer, and convey to Assignee, and Assignee desires to accept, assume and receive from the Assignor, the Assignor’s entire right, title, obligation and interest in and to its Combined Interests.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Assignor and Assignee agree as follows:

6.              As of the date hereof, the Assignor hereby assigns, transfers, conveys, and sets over to Assignee all of the Assignor’s right, title and interest in and to the Combined Interests together with all earnings, contributions, rights, benefits and privileges belonging or appertaining thereto or held or enjoyed in connection therewith.

7.              Assignee hereby accepts the assignment of the Combined Interests from the Assignor and affirmatively and unconditionally assumes and agrees to perform all of the obligations and liabilities of the Assignor relating to its Combined Interests.

8.              The Assignor represents and warrants it has no unsatisfied or contingent obligations to contribute capital to the Operating Partnership, is not entitled to any distributions from the Operating Partnership not yet been received, and relinquishes all future distributions to the Assignee.  The Assignor hereby withdraws as a limited partner of the Operating Partnership, and Assignee is hereby admitted as a substitute limited partner of the Operating Partnership, in accordance with the Operating Partnership’s organizational documents.

29

9.              The provisions of this Assignment shall be binding upon the Assignor, its successors and assigns, and all persons claiming by, under or through the Assignor or any such successor or assign, and shall inure to the benefit of and be enforceable by Assignee and its successors and assigns.

10.       This Assignment shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11.       This Assignment may be executed in any number of counterparts and evidenced by facsimile, PDF format or similarly imaged signatures, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

SIGNATURE PAGES TO FOLLOW.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment to be effective as of the date first written above.

Assignor:

INDUSTRIAL PROPERTY ADVISORS GROUP LLC
a Delaware limited liability company

By:
Name:	Evan H. Zucker
Its:	Manager

Assignee:

IPT ADVISOR LLC
a Delaware limited liability company

By:
Name:
Its:

JOINDER OF OPERATING PARTNERSHIP

Operating Partnership hereby joins this Assignment as of the Effective Date for the limited purpose of acknowledging and approving, to the extent required under its organizational documents, the assignment and assumption of the Combined Interests hereunder, the withdrawal of the Assignor as a limited partner of the Operating Partnership, and the admission of Assignee as a substitute limited partner of the Operating Partnership.

Operating Partnership:

INDUSTRIAL PROPERTY OPERATING
PARTNERSHIP LP, a Delaware limited partnership

By: INDUSTRIAL PROPERTY TRUST, INC., a
Maryland corporation, its general partner

By:
Name:
Its:

Exhibit F

Form of Trademark Assignment Agreement

(New Advisor to Operating Partnership)

See attached.

TRADEMARK ASSIGNMENT

IN THE UNITED STATES PATENT AND TRADEMARK OFFICE

ASSIGNMENT

Whereas, IPT Advisor LLC, a Delaware limited liability company, with offices at 518 17th Street, 17th Floor Denver, Colorado 80202 (“ASSIGNOR”) owns certain trademarks and/or service marks, and registrations for such marks, as listed in Schedule 1 attached hereto (collectively “MARKS”); and

WHEREAS, Industrial Property Operating Partnership LP, a Delaware limited partnership (“ASSIGNEE”), desires to acquire all of the right, title and interest of ASSIGNOR in, to and under the MARKS.

NOW, THEREFORE, in consideration of the good and valuable consideration received by ASSIGNOR, the receipt and sufficiency of which hereby is acknowledged, ASSIGNOR does hereby sell, assign, transfer and convey unto ASSIGNEE its entire right, title and interest in and to the MARKS, together with the goodwill of the business symbolized by the MARKS.

IN WITNESS WHEREOF, ASSIGNOR has caused this Assignment to be duly executed by an authorized officer on this      day of            ,      .

IPT ADVISOR LLC

By:

Name:	Evan Zucker

Title:	Manager

SCHEDULE 1

TRADEMARKS

Mark	Serial No. / Filing Date	Reg. No. / Reg. Date	Class
INDUSTRIAL PROPERTY TRUST	85894638/ 03/04/2014	4492511/ 04/23/2014

INT. CL. 36 Leasing of real estate; real estate acquisition services; real estate investment services; real estate investment trust advisory services; real estate investment trust management services; real estate investment trust services; real estate management services

Exhibit G

Form of Third Amended and Restated Limited Partnership Agreement of Operating Partnership

See attached.

THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP

A DELAWARE LIMITED PARTNERSHIP

          day of            , 2020

TABLE OF CONTENTS

RECITALS		1

ARTICLE 1 DEFINED TERMS		4

ARTICLE 2 PARTNERSHIP FORMATION AND IDENTIFICATION		15
2.1	Formation	15
2.2	Name, Office and Registered Agent	15
2.3	Partners	15
2.4	Term and Dissolution	15
2.5	Filing of Certificate and Perfection of Limited Partnership	16
2.6	Certificates Describing Partnership Units and Special Partnership Units	16

ARTICLE 3 BUSINESS OF THE PARTNERSHIP		16

ARTICLE 4 CAPITAL CONTRIBUTIONS AND ACCOUNTS		17
4.1	Capital Contributions	17
4.2	Additional Capital Contributions and Issuances of Additional Partnership Interests	17
4.3	Additional Funding	19
4.4	Capital Accounts	19
4.5	Percentage Interests	19
4.6	No Interest On Contributions	20
4.7	Return Of Capital Contributions	20
4.8	No Third Party Beneficiary	20

ARTICLE 5 PROFITS AND LOSSES; DISTRIBUTIONS		21
5.1	Allocation of Profit and Loss	21
5.2	Distribution of Cash	23
5.3	REIT Distribution Requirements	25
5.4	No Right to Distributions in Kind	25
5.5	Limitations on Return of Capital Contributions	25
5.6	Distributions Upon Liquidation	25
5.7	Substantial Economic Effect	25

ARTICLE 6 RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER		26
6.1	Management of the Partnership	26
6.2	Delegation of Authority	28
6.3	Indemnification and Exculpation of Indemnitees	28
6.4	Liability of the General Partner	30
6.5	Reimbursement of General Partner	31
6.6	Outside Activities	31
6.7	Employment or Retention of Affiliates	32
6.8	General Partner Participation	32
6.9	Title to Partnership Assets	32

6.10	Redemptions and Exchanges of REIT Shares	33
6.11	No Duplication of Fees or Expenses	33

ARTICLE 7 CHANGES IN GENERAL PARTNER		33
7.1	Transfer of the General Partner’s Partnership Interest	33
7.2	Admission of a Substitute or Additional General Partner	35
7.3	Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner	36
7.4	Removal of a General Partner	36

ARTICLE 8 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS		37
8.1	Management of the Partnership	37
8.2	Power of Attorney	37
8.3	Limitation on Liability of Limited Partners	38
8.4	Ownership by Limited Partner of Corporate General Partner or Affiliate	38
8.5	Redemption Right	38
8.6	Registration	40
8.7	Redemption or Conversion of Special Partnership Units	41
8.8	Distribution Reinvestment Plan	42

ARTICLE 9 TRANSFERS OF LIMITED PARTNERSHIP INTERESTS		42
9.1	Purchase for Investment	42
9.2	Restrictions on Transfer of Limited Partnership Interests	43
9.3	Admission of Substitute Limited Partner	44
9.4	Rights of Assignees of Partnership Interests	45
9.5	Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner	45
9.6	Joint Ownership of Interests	46

ARTICLE 10 BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS		46
10.1	Books and Records	46
10.2	Custody of Partnership Funds; Bank Accounts	46
10.3	Fiscal and Taxable Year	47
10.4	Annual Tax Information and Report	47
10.5	Partnership Representative; Tax Elections; Special Basis Adjustments	47
10.6	Reports to Limited Partners	48
10.7	Safe Harbor Election	49

ARTICLE 11 AMENDMENT OF AGREEMENT; MERGER		49

ARTICLE 12 GENERAL PROVISIONS		50
12.1	Notices	50
12.2	Survival of Rights	50
12.3	Additional Documents	50
12.4	Severability	50
12.5	Entire Agreement	50
12.6	Pronouns and Plurals	50

12.7	Headings	50
12.8	Counterparts	50
12.9	Governing Law	50

EXHIBITS

EXHIBIT A -	Partners, Capital Contributions and Percentage Interests or Special Percentage Interests

EXHIBIT B -	Notice of Exercise of Redemption Right

THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP

RECITALS

This Third Amended and Restated Limited Partnership Agreement (this “Agreement”) is entered into this     day of            , 2020 between Industrial Property Trust Inc., a Maryland corporation (the “General Partner”) and the Limited Partners set forth on Exhibit A attached hereto. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Article 1.

AGREEMENT

WHEREAS, the General Partner has elected to be treated as a real estate investment trust under the Internal Revenue Code of 1986, as amended commencing with the taxable year ended December 31, 2013;

WHEREAS, Industrial Property Operating Partnership LP (the “Partnership”), was formed on August 28, 2012 as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware on August 28, 2012;

WHEREAS, the General Partner and the Limited Partners orally entered into a Limited Partnership Agreement of the Partnership on August 28, 2012;

WHEREAS, the General Partner contributed its general partner interest in the Partnership to IPT-GP Inc. (formerly known as LIT-GP Inc.), a wholly-owned subsidiary of the General Partner (“IPT-GP”), on September 7, 2012;

WHEREAS, IPT-GP contributed $2,000 to the Partnership in exchange for 200 Operating Partnership Units, and the General Partner contributed $198,000 to the Partnership in exchange for 19,800 Operating Partnership Units on September 18, 2012;

WHEREAS, IPT-GP was subsequently dissolved and its 200 Operating Partnership Units were distributed to the General Partner on March 31, 2013, resulting in the General Partner becoming the sole general partner of the Partnership;

WHEREAS, Industrial Property Advisors Group LLC contributed $1,000 to the Partnership and received 100 Special Partnership Units;

WHEREAS, the General Partner and Limited Partners entered into a Limited Partnership Agreement dated as of July 16, 2013 and effective as of March 31, 2013 (the “Original Partnership Agreement”);

WHEREAS, the General Partner and the Limited Partners amended and restated the Original Partnership Agreement and entered into an Amended and Restated Limited Partnership Agreement dated August 8, 2013 (the “Amended and Restated Limited Partnership Agreement”);

WHEREAS, the General Partner and Limited Partners entered into Amendment No. 1 to the Amended and Restated Limited Partnership Agreement as of March 5, 2014;

WHEREAS, the General Partner desires to conduct its current and future business through the Partnership;

WHEREAS, in furtherance of the foregoing, the General Partner has contributed and desires to continue to contribute certain assets to the Partnership from time to time;

WHEREAS, in exchange for the General Partner’s contribution of assets, the Partnership has issued and will continue to issue Partnership Units to the General Partner in accordance with the terms of this Agreement;

WHEREAS, the Limited Partners have contributed and they and future Limited Partners may contribute certain of their property to the Partnership in exchange for Partnership Units or Special Partnership Units in accordance with the terms of this Agreement;

WHEREAS, in furtherance of the Partnership’s business, the Partnership may acquire Properties and other assets from time to time by means of the contribution of such Properties or other assets to the Partnership by the owners thereof in exchange for Partnership Units;

WHEREAS, the parties hereto wish to establish herein their respective rights and obligations in connection with all of the foregoing and certain other matters;

WHEREAS, the parties hereto entered into a Second Amended and Restated Limited Partnership Agreement dated August 14, 2015 (the “Second Amended and Restated Limited Partnership Agreement”), to effect certain changes in share classification and other changes;

WHEREAS, on August 20, 2019, the General Partner, Prologis, L.P., a Delaware limited partnership (“PLD”), and Rockies Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of PLD, entered into an Amended and Restated Agreement and Plan of Merger (“Merger Agreement”) pursuant to which General Partner elected to engage in an asset sale with PLD and its affiliates, rather than a merger of Rockies Acquisition LLC with and into General Partner, and the board of directors of General Partner unanimously approved the Asset Sale (as defined below), the Merger Agreement and the other transactions contemplated by the Merger Agreement;

WHEREAS, the Merger Agreement provided for the sale of substantially all of General Partner’s assets to PLD through (i) two mergers (each, a “Merger” and collectively the “Mergers”) of Rockies Acquisition LLC or newly formed Delaware limited liability companies that are wholly owned subsidiaries of PLD or an affiliate of PLD with and into newly formed, wholly owned subsidiaries of IPT Real Estate Holdco LLC, a Delaware limited liability company and indirect subsidiary of General Partner, with each such applicable newly formed, wholly owned subsidiary of IPT Real Estate Holdco LLC surviving each Merger as a wholly owned subsidiary of PLD or an affiliate of PLD upon the terms and subject to the conditions set forth in the Merger Agreement, and (ii) the sale (each such asset transfer, together with the Mergers, the “Asset Sale”) by IPT Real Estate Holdco LLC of up to ten to-be-formed Delaware limited liability companies that are wholly owned subsidiaries of IPT Real Estate Holdco LLC to PLD or an affiliate of PLD;

WHEREAS, in connection with the Asset Sale, the General Partner agreed to sell all of its subsidiaries in which it has an ownership interest (excluding the Partnership, IPT Real Estate Holdco LLC and its subsidiaries that hold General Partner’s collective interests in Build-to-Core Industrial Partnership I LP, a Delaware limited partnership, and Build-to-Core Industrial Partnership II LP, a Delaware limited partnership (together, the “BTC Portfolio”); and potentially excluding IPT Acquisition, IPT Property Management, and IPT Services) to affiliates of PLD by way of the Asset Sale, causing the General Partner to continue to exist and for its remaining assets to primarily consist of its interests in the BTC Portfolio, and resulting in all holders of the General Partner’s common stock to continue to hold their respective shares of common stock in the General Partner;

WHEREAS, the Parties previously agreed to generate a reduction in total, combined fees payable to Industrial Property Advisors LLC, a Delaware limited liability company (the “Advisor”) under the Advisory Agreement, in connection with the Asset Sale or (if the Asset Sale is not consummated) similar transactions with other parties with respect to the assets subject to the Asset Sale;

WHEREAS, the Parties previously agreed that the Advisor will receive an increased promote interest in the Partnership to the Special OP Unitholder, such increase to be effective after the closing of the Asset Sale, which transactions the independent directors of the General Partner unanimously approved and the board of directors of General Partner unanimously approved;

WHEREAS, in furtherance of the foregoing, on or about October 7, 2019, (a) the General Partner and Limited Partners entered into an Amendment to the  Second Amended and Restated Limited Partnership Agreement, and (b) the Advisor, the General Partner and the Partnership entered into an Amendment to the Advisory Agreement, which amendments the independent directors of the General Partner unanimously approved and the board of directors of General Partner unanimously approved;

WHEREAS, Industrial Property Advisors Group LLC, the sole Special OP Unitholder of the Partnership under the Second Amended and Restated Limited Partnership Agreement, duly transferred and assigned all of its Special Partnership Units in the Partnership to IPT Advisor LLC, a Delaware limited liability company, by way of an assignment and assumption agreement including a joinder agreement to the Partnership dated              ,     ;

WHEREAS, the Asset Sale closed on              ,      and, pursuant to the closing of the Asset Sale, all holders of the General Partner’s common stock are entitled to receive a special distribution from the General Partner in cash equal to such stockholder’s pro rata share of the net total consideration for the Asset Sale, as a result of which the General Partner shall have received cumulative distributions from the Partnership equal to the General Partner’s aggregate capital contributions plus the required return thereon required by the Second A&R Partnership Agreement; and

WHEREAS, following the closing of the Asset Sale, the parties now desire to issue to the Special OP Unitholder a preferred equity capital interest (the “Preferred Equity Interest”) in the Partnership in exchange for an in-kind Capital Contribution by the Special OP Unitholder of all the rights, title and interests in certain trademarks and/or service marks and related registrations (the “Assigned IP”), the Agreed Value of which is $10,000,000, which amount was calculated by reference to the current, total fair market value of the Assigned IP based on arm’s length appraisal of the Assigned IP conducted by an independent third party as selected by the independent directors of the Partnership, and all of which transactions the independent directors of the General Partner previously unanimously approved and the board of directors of General Partner previously unanimously approved.

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Third Amended and Restated Limited Partnership Agreement is hereby entered into and adopted in its entirety as follows:

ARTICLE 1
DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

“ACT” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“ADDITIONAL FUNDS” has the meaning set forth in Section 4.3 hereof.

“ADDITIONAL SECURITIES” means any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 8.5 hereof or REIT Shares issued pursuant to a distribution reinvestment plan of the General Partner) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.2(a)(ii).

“ADMINISTRATIVE EXPENSES” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, (iii) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, (iv) costs and expenses relating to any Offering and registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such Offering, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (v) costs and expenses associated with any repurchase of any securities by the General Partner, (vi) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission, (vii) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (viii) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (ix) costs and expenses incurred by the General Partner relating to any issuing or redemption of Partnership Interests and (x) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary Partnership that are owned by the General Partner directly.

“ADVISOR” or “ADVISORS” means the Person or Persons, if any, appointed, employed or contracted with by the General Partner and responsible for directing or performing the day-to-day business affairs of the General Partner, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

“ADVISORY AGREEMENT” means the agreement between the General Partner, the Partnership and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the General Partner.

“AFFILIATE” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“AGGREGATE SHARE OWNERSHIP LIMIT” shall have the meaning set forth in the Charter.

“AGREED VALUE” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner.  The names and addresses of the Partners, number of Partnership Units or Special Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions as of the date of contribution are set forth on Exhibit A.

“AGREEMENT” means this Third Amended and Restated Limited Partnership Agreement, as amended, modified supplemented or restated from time to time, as the context requires.

“APPLICABLE PERCENTAGE” has the meaning provided in Section 8.5(b) hereof.

“ASSET” means any Property, Mortgage, other debt or other investment (other than investments in bank accounts, money market funds or other current assets) owned by the General Partner, directly or indirectly through one or more of its Affiliates.

“CAPITAL ACCOUNT” has the meaning provided in Section 4.4 hereof.

“CAPITAL CONTRIBUTION” means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset (other than cash) contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement.  Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“CARRYING VALUE” means, with respect to any asset of the Partnership, the asset’s adjusted net basis for federal income tax purposes or, in the case of any asset contributed to the Partnership, the fair market value of such asset at the time of contribution, reduced by any amounts attributable to the inclusion of liabilities in basis pursuant to Section 752 of the Code, except that the Carrying Values of all assets may, at the discretion of the General Partner, be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), as provided for in Section 4.4.  In the case of any asset of the Partnership that has a Carrying Value that differs from its adjusted tax basis, the Carrying Value shall be adjusted by the amount of depreciation, depletion and amortization calculated for purposes of the allocations of net profit and net loss pursuant to Article 5 hereof rather than the amount of depreciation, depletion and amortization determined for federal income tax purposes.

“CASH AMOUNT” means an amount of cash per Partnership Unit equal to the lesser of (i) the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption or (ii) the applicable Redemption Price determined by the General Partner.

“CERTIFICATE” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.2 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“CHARTER” means the Amended and Restated Articles of Incorporation of the General Partner filed with the Maryland State Department of Assessments and Taxation, as amended, restated or supplemented from time to time.

“CLASS” means a class of REIT Shares or Partnership Units, as the context may require.

“CLASS A REIT SHARES” means the REIT Shares classified as Class A common shares in the Charter.

“CLASS A UNIT” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class A Unit as provided in this Agreement.

“CODE” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time.  Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“COMMISSION” means the U.S. Securities and Exchange Commission.

“COMMON SHARE OWNERSHIP LIMIT” shall have the meaning set forth in the Charter.

“CONTROL” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities or other beneficial interests, by contract or otherwise.  “Controlled” and “Controlling” shall have correlative meanings.

“CONVERSION FACTOR” means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination.  Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

“DEFAULTING LIMITED PARTNER” has the meaning provided in Section 5.2(c) hereof.

“DIRECTOR” shall have the meaning set forth in the Charter.

“DISTRIBUTION FEE” shall have the meaning set forth in the Company’s Prospectus.

“EVENT OF BANKRUPTCY” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“EXCEPTED HOLDER LIMIT” shall have the meaning set forth in the Charter.

“EXCHANGED REIT SHARES” has the meaning set forth in Section 6.10(b) hereof.

“GENERAL PARTNER” means Industrial Property Trust Inc., a Maryland corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

“GENERAL PARTNER LOAN” has the meaning provided in Section 5.2(c) hereof.

“GENERAL PARTNERSHIP INTEREST” means a Partnership Interest held by the General Partner that is a general partnership interest.

“INDEMNITEE” means (i) any Person made a party to a proceeding by reason of its status as the General Partner, the Advisor or a director, officer or employee of the General Partner,  the Advisor or the Partnership, and (ii) such other Persons (including Affiliates of the General Partner, the Advisor or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

“INDEPENDENT DIRECTORS” shall have the meaning set forth in the Charter.

“JOINT VENTURE” means those joint venture, co-investment, co-ownership or partnership arrangements in which the General Partner or any of its subsidiaries is a co-venturer or general partner established to acquire or hold Assets.

“LIMITED PARTNER” means any Person named as a Limited Partner on Exhibit A attached hereto, and any Person who becomes a Substitute Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“LIMITED PARTNERSHIP INTEREST” means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

“LIQUIDITY EVENT” shall include, but shall not be limited to, (i) a Listing, (ii) a sale, merger or other transaction in which the Stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, and (iii) the sale of all or substantially all of the Corporation’s Assets where Stockholders either receive, or have the option to receive, cash or other consideration.

“LISTING” means the listing of the REIT Shares on a national securities exchange or the receipt by the holders of the REIT Shares of securities that are listed on a national securities exchange.  Upon such Listing, the REIT Shares shall be deemed “Listed.”

“MORTGAGES” means, in connection with mortgage financing provided, invested in, participated in or purchased by the General Partner, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“NET SALES PROCEEDS” means, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the General Partner or the Partnership, including all real estate commissions, closing costs and legal fees and expenses.  In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the General Partner or the Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction.  In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the General Partner or the Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the General Partner (other than those paid by the Joint Venture).  In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the General Partner or the Partnership, including all commissions, closing costs and legal fees and expenses.  In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the General Partner or the Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction.  In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the General Partner or the Partnership in connection with such transaction or series of transactions.  Net Sales Proceeds shall also include any amounts that the General Partner determines, in its discretion, to be economically equivalent to proceeds of a Sale.  Net Sales Proceeds shall not include any reserves established by the General Partner in its sole discretion.

“NOTICE OF REDEMPTION” means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto.

“OFFER” has the meaning set forth in Section 7.1(c) hereof.

“OFFERING” means the offer and sale of REIT Shares to the public.

“OP UNITHOLDERS” means all holders of Partnership Interests other than the Special OP Unitholders.

“ORIGINAL LIMITED PARTNER” means the Limited Partners designated as “Original Limited Partners” on Exhibit A hereto.

“PARTNER” means any General Partner or Limited Partner.

“PARTNER NONRECOURSE DEBT MINIMUM GAIN” has the meaning set forth in Regulations Section 1.704-2(i).  A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“PARTNERSHIP” means Industrial Property Operating Partnership LP, a Delaware limited partnership.

“PARTNERSHIP INTEREST” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“PARTNERSHIP LOAN” has the meaning provided in Section 5.2(c) hereof.

“PARTNERSHIP MINIMUM GAIN” has the meaning set forth in Regulations Section 1.704-2(d).  In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains.  A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“PARTNERSHIP RECORD DATE” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

“PARTNERSHIP UNIT” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, including Class A Units but excluding the Partnership Interests represented by Special Partnership Units and the Preferred Equity Interest.  The allocation of Partnership Units of each Class among the Partners shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

“PERCENTAGE INTEREST” means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership Units then outstanding.  The Percentage Interest of each Partner shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

“PERSON” means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.

“PREFERRED EQUITY INTEREST” shall have the meaning set forth in the Recitals.

“PROPERTY” means, as the context requires, all or a portion of each Real Property acquired by the General Partner, directly or indirectly through joint venture or co-ownership arrangements or other partnership or investment entities.

“PROSPECTUS” means the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the general rules and regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling REIT Shares to the public.

“REAL PROPERTY” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“RECEIVED REIT SHARES” has the meaning set forth in Section 6.10(b) hereof.

“REDEMPTION” has the meaning provided in Section 8.5(a) hereof.

“REDEMPTION PRICE” means the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption multiplied by any discount determined by the General Partner, including but not limited to, any discount based upon the combined number of years that the applicable Partner has held the Partnership Units offered for redemption.

“REDEMPTION RIGHT” has the meaning provided in Section 8.5(a) hereof.

“REDEMPTION SHARES” has the meaning provided in Section 8.6(a) hereof.

“REGULATIONS” means the Federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time.  Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“REGULATORY ALLOCATIONS” has the meaning set forth in Section 5.1(i) hereof.

“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that qualifies as a real estate investment trust under Sections 856 through 860 of the Code, and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“REIT SHARE” means a common share of beneficial interest in the General Partner (or successor entity, as the case may be), including Class A REIT Shares.

“REIT SHARES AMOUNT” means, with respect to Tendered Units of a Class, a number of REIT Shares of the corresponding REIT Share Class equal to the product of the number of Partnership Units of such Class offered for exchange by a Tendering Party, multiplied by the Conversion Factor, as adjusted to and including the Specified Redemption Date; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares of such Class, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares.

“RELATED PARTY” means, with respect to any Person, any other Person whose ownership of shares of the General Partner’s capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).

“SAFE HARBOR” means, the election described in the Safe Harbor Regulation, pursuant to which a partnership and all of its partners may elect to treat the fair market value of a partnership interest that is transferred in connection with the performance of services as being equal to the liquidation value of that interest.

“SAFE HARBOR ELECTION” means the election by a partnership and its partners to apply the Safe Harbor, as described in the Safe Harbor Regulation and Internal Revenue Service Notice 2005-43 , issued on May 19, 2005.

“SAFE HARBOR REGULATION” means Proposed Treasury Regulations Section 1.83-3(l) issued on May 19, 2005.

“SALE” means (i) any transaction or series of transactions whereby:  (A) the General Partner or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the General Partner or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the General Partner or the Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the General Partner or the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the General Partner or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the General Partner or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the General Partner in one or more Assets within 180 days thereafter.

“SECOND A&R PARTNERSHIP AGREEMENT” means the Second Amended and Restated Limited Partnership Agreement of the Partnership dated August 14, 2015, as amended by that certain Side Agreement Concerning Second Amended and Restated Limited Partnership Agreement, dated as of August 20, 2019, by and between Industrial Property Trust Inc. and Industrial Property Advisors Group LLC and the Amendment thereto dated October 7, 2019.

“SECURITIES ACT” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, and the rules and regulations promulgated thereunder.

“SERVICE” means the United States Internal Revenue Service.

“SPECIAL DISTRIBUTION” means the distribution of substantially of all the net proceeds of the Asset Sale by the Partnership to the Partners in accordance with the Second A&R Partnership Agreement.

“SPECIAL OP UNITHOLDERS” means the holders of Special Partnership Units.

“SPECIAL PARTNERSHIP UNIT” means a unit of a series of Partnership Interests, designated as Special Partnership Units, issued pursuant to Section 4.1.  The number of Special Partnership Units outstanding and the Special Percentage Interests in the Partnership represented by such Special Partnership Units are set forth on Exhibit A, as such Exhibit may be amended from time to time.  A holder of a Special Partnership Unit shall have the same rights and preferences as a holder of a Partnership Unit under this Agreement that is a Limited Partner except as set forth in Sections 5.1(a), 5.2(b), 7.1(c), 8.5, 8.6 and 8.7.

“SPECIAL PERCENTAGE INTEREST” shall mean the percentage ownership interest in the Partnership of each Special OP Unitholder, as determined by dividing the Special Partnership Units owned by each Special OP Unitholder by the total number of Special Partnership Units then outstanding.  The Special Percentage Interest of each Partner shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

“SPECIFIED REDEMPTION DATE” means the last business day of the month that includes the day that is forty-five (45) days after the receipt by the General Partner of the Notice of Redemption.

“SUBSIDIARY” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“SUBSIDIARY PARTNERSHIP” means any partnership of which the partnership interests therein are owned by the General Partner or a direct or indirect subsidiary of the General Partner.

“SUBSTITUTE LIMITED PARTNER” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3 hereof.

“SUCCESSOR ENTITY” has the meaning provided in the definition of “Conversion Factor” contained herein.

“SURVIVOR” has the meaning set forth in Section 7.1(d) hereof.

“TAX MATTERS PARTNER” has the meaning described in Section 10.5(a) hereof.

“TERMINATION EVENT” means the termination or nonrenewal of the Advisory Agreement (i) in connection with a merger, sale of Assets or other transaction involving the General Partner pursuant to which a majority of the Directors then in office are replaced or removed, (ii) by the Advisor for “good reason” (as defined in the Advisory Agreement), or (iii) by the General Partner and/or the Partnership other than for “cause” (as defined in the Advisory Agreement).

“TENDERED UNITS” has the meaning provided in Section 8.5(a) hereof.

“TENDERING PARTY” has the meaning provided in Section 8.5(a) hereof.

“TRANSACTION” has the meaning set forth in Section 7.1(c) hereof.

“TRANSFER” has the meaning set forth in Section 9.2(a) hereof.

“VALUATION DATE” has the meaning set forth in Section 8.7(b) hereof.

“VALUE” means for each Class of REIT Shares, the fair market value of that Class of REIT Shares which will equal:  (i) if REIT Shares of that Class are Listed, the average closing price per share for the previous thirty business days, (ii) if REIT Shares of that Class are not Listed, (a) the most recent offering price per share or share equivalent of REIT Shares of that Class, until December 31st of the year following the year in which the most recently completed offering of REIT Shares of that Class has expired, and (b) thereafter, such price per REIT Share of that Class as the management of the General Partner determines in good faith.

ARTICLE 2
PARTNERSHIP FORMATION AND IDENTIFICATION

2.1             Formation.  The Partnership was formed as a limited partnership pursuant to the Act and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions set forth in this Agreement.

2.2             Name, Office and Registered Agent.  The name of the Partnership is Industrial Property Operating Partnership LP.  The specified office and place of business of the Partnership shall be 518 17th Street, 17th Floor, Denver, Colorado 80202.  The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change.  The name and address of the Partnership’s registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.  The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.

2.3             Partners.

(a)         The General Partner of the Partnership is Industrial Property Trust Inc., a Maryland corporation.  Its principal place of business is the same as that of the Partnership.

(b)         The Limited Partners are those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time.

2.4             Term and Dissolution.

(a)         The term of the Partnership shall continue in full force and effect until December 31, 2039, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

(i)                                     The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof;

(ii)                                  The passage of ninety (90) days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full); or

(iii)                               The election by the General Partner that the Partnership should be dissolved.

(b)         Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel any Certificate(s) and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.6 hereof.  Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.5             Filing of Certificate and Perfection of Limited Partnership.  The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, any and all amendments to the Certificate(s) and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.6             Certificates Describing Partnership Units and Special Partnership Units.  At the request of a Limited Partner, the General Partner, at its option, may issue (but in no way is obligated to issue) a certificate summarizing the terms of such Limited Partner’s interest in the Partnership, including the number of Partnership Units and Special Partnership Units owned and the Percentage Interest and Special Percentage Interest represented by such Partnership Units and Special Partnership Units as of the date of such certificate.  Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

This certificate is not negotiable. The Partnership Units and Special Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Third Amended and Restated Limited Partnership Agreement of Industrial Property Operating Partnership LP, as amended from time to time.

ARTICLE 3
BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, and in a manner such that the General Partner will not be subject to any taxes under Section 857 or 4981 of the Code, (ii) to enter into any partnership, joint venture, co-ownership or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to qualify or cease qualifying as a REIT, the Partners acknowledge that the General Partner intends to qualify as a REIT for federal income tax purposes and upon such qualification the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner.  Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Charter.  The General Partner on behalf of the Partnership shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

ARTICLE 4
CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.1             Capital Contributions.  The General Partner and the initial Limited Partners have made capital contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on Exhibit A, as such exhibit may be amended from time to time.   The Partners shall own Partnership Units of the Class or series and in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A. Notwithstanding the foregoing, the General Partner may keep Exhibit A current through separate revisions to the books and records of the Partnership that reflect periodic changes to the capital contributions made by the Partners and redemptions and other purchases of Partnership Units by the Partnership, and corresponding changes to the Partnership Interests of the Partners, without preparing a formal amendment to this Agreement, provided that such amendment shall be prepared upon the written request of any Limited Partner.

4.2             Additional Capital Contributions and Issuances of Additional Partnership Interests.  Except as provided in this Section 4.2 or in Section 4.3, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership.  The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.2.  Limited Partnership Interests will be issued to the General Partner in exchange for contributions by the General Partner to the capital of the Partnership of the proceeds received by the General Partners from the issuance of REIT Shares.

(a)         Issuances of Additional Partnership Interests.

(i)                                     General.  The General Partner is hereby authorized to cause  the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, including but not limited to Partnership Units issued in connection with acquisitions of properties, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners.  Any additional Partnership Interests issued thereby may be issued in one or more Classes (including the Classes specified in this Agreement or any other Classes), or one or more series of any of such Classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such Class or series of Partnership Interests; (ii) the right of each such Class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such Class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:

(1)         (A) the additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the Partnership in accordance with this Section 4.2 (without limiting the foregoing, for example, the Partnership shall issue Partnership Interests consisting of Class A Units to the General Partner in connection with the issuance of Class A REIT Shares) and (B) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of stock of or other interests in the General Partner;

(2)         the additional Partnership Interests are issued in exchange for property owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

(3)         the additional Partnership Interests are issued to all Partners holding Partnership Units in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

(ii)                                  Upon Issuance of Additional Securities.  The General Partner shall not issue any Additional Securities other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner, as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner, to the Partnership (without limiting the foregoing, for example, the Partnership shall issue Partnership Interests consisting of Class A Units to the General Partner in connection with the issuance of Class A REIT Shares); provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the General Partner and the Partnership.  Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and (y) the General Partner contributes all proceeds from such issuance to the Partnership.

(b)         Certain Deemed Contributions of Proceeds of Issuance of REIT Shares.  In connection with any and all issuances of REIT Shares, the General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.5 hereof and in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.2(a) hereof, and any such expenses shall be allocable solely to the Class of Partnership Units issued to the General Partner at such time.

4.3             Additional Funding.  If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise, provided, however, that the Partnership may not borrow money from its Affiliates, unless a majority of the Directors of the General Partner (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Partnership than comparable loans between unaffiliated parties.

4.4             Capital Accounts.  A separate capital account (each a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv).  If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property, or money as consideration for a Partnership Interest, (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), or (iv) the Partnership grants a Partnership Interest (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership, the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f).  When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has  not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner in its sole and absolute discretion, and taking into account Section 7701(g) of the Code, on the date of the revaluation).

4.5             Percentage Interests.  If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease.  If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.5, the net profits and net losses (and items thereof) for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership’s property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part.  The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate net profits and net losses (or items thereof) for the taxable year in which the adjustment occurs.  The allocation of net profits and net losses (or items thereof) for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of net profits and net losses (or items thereof) for the later part shall be based on the adjusted Percentage Interests.

4.6             No Interest On Contributions.  No Partner shall be entitled to interest on its Capital Contribution.

4.7             Return Of Capital Contributions.  No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement.  Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.8             No Third Party Beneficiary.  No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.  None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.  In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner.  Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

ARTICLE 5
PROFITS AND LOSSES; DISTRIBUTIONS

5.1             Allocation of Profit and Loss.

(a)         General Partner Gross Income Allocation.  There shall be specially allocated to the General Partner an amount of (i) first, items of Partnership income and (ii) second, items of Partnership gain during each fiscal year or other applicable period, before any other allocations are made hereunder, in an amount equal to the excess, if any, of  the cumulative distributions made to the General Partner under Section 6.5(b) hereof, over the cumulative allocations of Partnership income and gain to the General Partner under this Section 5.1(a).

(b)         General Allocations.  The items of Profit and Loss and deduction of the Partnership for each fiscal year or other applicable period, other than any items allocated under Section 5.1(a), shall be allocated among the Partners in a manner that will, as nearly as possible (after giving effect to the allocations under Section 5.1(a), 5.1(c), 5.1(d), 5.1(e), 5.1(h) and 5.1(i)) cause the Capital Account balance of each Partner at the end of such fiscal year or other applicable period to equal (i) the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Carrying Values, taking into account any adjustments thereto for such period, all liabilities of the Partnership were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and the remaining cash proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.2(b); minus (ii) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed as of the date of the hypothetical sale of assets.

(c)          Nonrecourse Deductions; Minimum Gain Chargeback.  Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner or Partners that bear the “economic risk of loss” with respect to the liability to which such deductions are attributable in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j).  A Partner’s “interest in partnership profits” for purposes of determining its share of the excess nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Percentage Interest.

(d)         Qualified Income Offset.  If a Partner unexpectedly receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). This Section 5.1(d) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.  After the occurrence of an allocation of income or gain to a Partner in accordance with this Section 5.1(d), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.1(d).

(e)          Capital Account Deficits.  Loss (or items of expense or loss) shall not be allocated to a Limited Partner to the extent that such allocation would cause or increase a deficit in such Partner’s Capital Account at the end of any fiscal year (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5).  Any Loss or item of expense or loss in excess of that limitation shall be allocated to the General Partner.  After an allocation to the General Partner under the immediately preceding sentence, to the extent permitted by Regulations Section 1.704-1(b), Profit or items of income or gain shall be allocated to the General Partner in an amount necessary to offset the items allocated to the General Partner under the immediately preceding sentence.

(f)           Allocations Between Transferor and Transferee.  If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners.  The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and profit and loss between the transferor and the transferee Partner.

(g)          Definition of Profit and Loss.  “Profit” and “Loss” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specifically allocated pursuant to Section 5.1(a), 5.1(c), 5.1(d), 5.1(e) or 5.1(h).  All allocations of Profit and Loss (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4).  The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by Section 704(c) of the Code including a method that may result in a Partner receiving a disproportionately larger share of the Partnership tax depreciation deductions, and such election shall be binding on all Partners.

(h)         Special Allocations of Class-Specific Items. To the extent that any items of income, gain, loss or deduction of the General Partner are allocable to a specific Class or Classes of REIT Shares as provided in the Prospectus, including, without limitation, Distribution Fees, such items, or an amount equal thereto, shall be specially allocated to the Class or Classes of Partnership Units corresponding to such Class or Classes of REIT Shares.

(i)             Curative Allocations.  The allocations set forth in Section 5.1(c) (d) and (e) of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations.  The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 5.1(i).  Therefore, notwithstanding any other provision of this Section 5.1 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 5.1(a), (b), (f) and (h).

5.2             Distribution of Cash.

(a)         For the avoidance of doubt, notwithstanding anything to the contrary contained herein, the Special Distribution shall be paid in accordance with Section 5.2(b) of the Second A&R Partnership Agreement.  After payment of the Special Distribution, the Partnership may distribute cash on a quarterly (or, at the election of the General Partner, more or less frequent) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in accordance with Section 5.2(b).

(b)         Except for distributions pursuant to Section 5.6 of this Agreement in connection with the dissolution and liquidation of the Partnership and subject to the provisions of Sections 5.2(c), 5.2(d), 5.3, 5.5 and 8.7 of this Agreement, distributions shall be made in accordance with the following provisions:

(i)                                     first, one hundred percent (100%) of distributions will be made to the Special OP Unitholders until each Special OP Unitholder obtains a full return of the amount of its Preferred Equity Interest; then

(ii)                                  sixty-five percent (65%) to the General Partner and thirty-five percent (35%) to the Special OP Unitholders.

In applying this Section 5.2(b), the amount distributed per Partnership Unit of any Class may differ from the amount per Partnership Unit of another Class on account of differences in Class-specific expense allocations with respect to REIT Shares as described in the Prospectus (and of corresponding special allocations among Classes of Partnership Units in accordance with Section 5.1(h) hereof) or for other reasons as determined by the board of directors of the General Partner. Any such differences shall correspond to differences in the amount of distributions per REIT Share for REIT Shares of different Classes, with the same adjustments being made to the amount of distributions per Partnership Unit for Partnership Units of a particular Class as are made to the distributions per REIT Share by the General Partner with respect to REIT Shares having the same Class designation.

(c)          Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code.  To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner, or (ii) if the actual amount to be distributed to the Partner is less than the amount required to be withheld by the Partnership, the actual amount shall be treated as a distribution of cash in the amount of such withholding and the additional amount required to be withheld shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority.  A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee.  In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within fifteen (15) days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner.  In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount.  Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.

Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.2(c) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

(d)         In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

5.3             REIT Distribution Requirements.  The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to make shareholder distributions that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.

5.4             No Right to Distributions in Kind.  No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.5             Limitations on Return of Capital Contributions.  Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.6             Distributions Upon Liquidation.  Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners in proportion to their respective positive Capital Account balances, determined after taking into account all allocations required to be made pursuant to Section 5.1 hereof and all prior distributions made pursuant to this Article 5, in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2).   Notwithstanding any other provision of this Agreement, the amount by which the value, as determined in good faith by the General Partner, of any property other than cash to be distributed in kind to the Partners exceeds or is less than the Carrying Value of such property shall, to the extent not otherwise recognized by the Partnership, be taken into account in computing Profit and Loss of the Partnership for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Partners, pursuant to this Agreement.  To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.7             Substantial Economic Effect.  It is the intent of the Partners that the allocations of Profit and Loss, under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto.  Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

ARTICLE 6
RIGHTS, OBLIGATIONS AND
POWERS OF THE GENERAL PARTNER

6.1             Management of the Partnership.

(a)         Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership.  Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i)                                     to acquire, purchase, own, operate, lease, dispose and exchange of any Assets, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

(ii)                                  to construct buildings and make other improvements on the properties owned or leased by the Partnership;

(iii)                               to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any Class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(iv)                              to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(v)                                 to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(vi)                              to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(vii)                           to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

(viii)                        to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(ix)                              to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;

(x)                                 to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(xi)                              to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xii)                           to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(xiii)                        to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(xiv)                       to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xv)                          to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xvi)                       to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii)                    to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xviii)                 to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xix)                       to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx)                          to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;

(xxi)                       to merge, consolidate or combine the Partnership with or into another Person;

(xxii)                    to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and

(xxiii)                 to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b)         Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.2             Delegation of Authority.  The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.3             Indemnification and Exculpation of Indemnitees.

(a)         The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:  (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.  Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Partnership.

(b)         The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.3 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)          The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)         The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)          For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

(f)           In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)          An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)         The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)             Notwithstanding the foregoing, the Partnership may not indemnify or hold harmless an Indemnitee for any liability or loss unless all of the following conditions are met:  (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Partnership; (ii) the Indemnitee was acting on behalf of or performing services for the Partnership; (iii) the liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director of the General Partner (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director; and (iv) the indemnification or agreement to hold harmless is recoverable only out of net assets of the Partnership.  In addition, the Partnership shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

6.4             Liability of the General Partner.

(a)         Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.  The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b)         The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and its shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions.  In the event of a conflict between the interests of its shareholders on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its shareholders or the Limited Partners; provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its shareholders or the Limited Partner shall be resolved in favor of the shareholders.  The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

(c)          Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents.  The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)         Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e)          Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.5             Reimbursement of General Partner.

(a)         Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)         The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses incurred by the General Partner.

6.6             Outside Activities.  Subject to (a) Section 6.8 hereof, (b) the Charter and (c) any agreements entered into by the General Partner or its Affiliates with the Partnership, a Subsidiary or any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner, the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership.  Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities.  None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

6.7             Employment or Retention of Affiliates.

(a)         Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

(b)         The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner.  The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)          The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement, applicable law and the REIT status of the General Partner.

(d)         Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are, in the General Partner’s sole discretion, on terms that are fair and reasonable to the Partnership.

6.8             General Partner Participation.  The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of any Asset shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that the General Partner is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors.

6.9             Title to Partnership Assets.  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.  The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership or one or more Subsidiary Partnerships in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its commercially reasonable efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.10      Redemptions and Exchanges of REIT Shares.

(a)         Redemptions. In the event the General Partner redeems any REIT Shares (other than REIT Shares redeemed in accordance with the share redemption program of the General Partner through proceeds received from the General Partner’s distribution reinvestment plan), then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the General Partner redeemed such REIT Shares.  Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner that have the same Class designation as the REIT Shares that are subject to the offer. In the event any REIT Shares are redeemed by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner’s Partnership Units having the same Class designation as the redeemed REIT Shares for an equivalent purchase price based on the application of the Conversion Factor.

(b)         Exchanges. If the General Partner exchanges any REIT Shares of any Class (“Exchanged REIT Shares”) for REIT Shares of a different Class (“Received REIT Shares”), then the General Partner shall, and shall cause the Partnership to, exchange a number of Partnership Units having the same Class designation as the Exchanged REIT Shares, as determined based on the application of the Conversion Factor, for Partnership Units having the same Class designation as the Received REIT Shares on the same terms that the General Partner exchanged the Exchanged REIT Shares. The exchange of Units shall occur automatically after the close of business on the applicable date of the exchange of REIT Shares, as of which time the holder of a Class of Units having the same designation as the Exchanged REIT Shares shall be credited on the books and records of the Partnership with the issuance, as of the opening of business on the next day, of the applicable number of Units having the same designation as the Received REIT Shares.

6.11      No Duplication of Fees or Expenses.  The Partnership may not incur or be responsible for any fee or expense (in connection with the Offering or otherwise) that would be duplicative of fees and expenses paid by the General Partner.

ARTICLE 7
CHANGES IN GENERAL PARTNER

7.1             Transfer of the General Partner’s Partnership Interest.

(a)         The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in, or in connection with a transaction contemplated by, Section 7.1(c), (d) or (e).

(b)         The General Partner agrees that its Percentage Interest will at all times be in the aggregate, at least 0.1%.

(c)          Except as otherwise provided in Section 6.4(b) or Section 7.1(d) or (e) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the General Partner’s state of incorporation or organizational form) in each case which results in a change of Control of the General Partner (a “Transaction”), unless:

(i)                                     the consent of Limited Partners holding more than 50% of the Percentage Interests and more than 50% of the Special Percentage Interests of the Limited Partners is obtained;

(ii)                                  as a result of such Transaction all Limited Partners will receive or have the right to receive (A) for each Partnership Unit of each Class (other than the Special Units) an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share having the same Class designation as the Partnership Unit in consideration of such REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities, or other property which a Limited Partner holding Partnership Units would have received had it (1) exercised its Redemption Right and (2) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer and (B) for each Special Partnership Unit an amount of cash, securities or other property (as applicable based upon the type of consideration and the proportions thereof paid to holders of REIT Shares in the Transaction) determined as set forth pursuant to Section 5.2(b)(i) or Section 8.7(b) hereof, as applicable; or

(iii)                               the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any Subsidiary) have the right to receive (1) in exchange for their Partnership Units of each Class (other than the Special Units), an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares having the same Class designation as the Partnership Units being exchanged, and (2) in exchange for their Special Partnership Units, an amount of cash, securities or other property (as applicable based upon the type of consideration and the proportions thereof paid to holders of REIT Shares in the Transaction) determined as set forth pursuant to Section 8.7 hereof.

(d)         Notwithstanding Section 7.1(c), the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i)  substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii)

the Survivor expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.1(d). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares of each Class or options, warrants or other rights relating thereto, and which a holder of Partnership Units of any Class could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Sections 8.5 and 8.7 hereof so as to approximate the existing rights and obligations set forth in Sections 8.5 and 8.7 as closely as reasonably possible. The above provisions of this Section 7.1(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

(e)          Notwithstanding Section 7.1(c),

(i)                                     a General Partner may transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

(ii)                                  the General Partner may engage in any transaction that is not required to be submitted to the vote of the holders of the REIT Shares by (A) law or (B) the rules of any national securities exchange on which one or more Classes of REIT Shares are Listed.

7.2             Admission of a Substitute or Additional General Partner.  A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a)         the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 hereof in connection with such admission shall have been performed;

(b)         if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)          counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that (x) the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act and (y) none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.3             Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

(a)         Upon the occurrence of an Event of Bankruptcy as to the sole remaining General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, deemed removal or dissolution of the sole remaining General Partner (except that, if the sole remaining General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3(b) hereof.  The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b)         Following the occurrence of an Event of Bankruptcy as to the sole remaining General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of the sole remaining General Partner (except that, if a General Partner is, on the date of such occurrence, a partnership, the withdrawal of, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within ninety (90) days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.4 hereof by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of the Limited Partners.  If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.4             Removal of a General Partner.

(a)         Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death or dissolution of, Event of Bankruptcy as to, or removal of, a partner in, such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners.  The Limited Partners may not remove the General Partner, with or without cause.

(b)         If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.3(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.2 hereof.  At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner.  Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority in interest of the Limited Partners within ten (10) days following the removal of the General Partner.  In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners each shall select an appraiser.  Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within thirty (30) days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than forty (40) days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than sixty (60) days after the removal of the General Partner.  In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.

(c)          The General Partnership Interest of a removed General Partner, until transfer under Section 7.4(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners.  Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.4(b).

(d)         All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary, desirable and sufficient to effect all the foregoing provisions of this Section.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

8.1             Management of the Partnership.  The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

8.2             Power of Attorney.  Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

8.3             Limitation on Liability of Limited Partners.  No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership.  A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder.  After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.4             Ownership by Limited Partner of Corporate General Partner or Affiliate.  No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal tax purposes.  The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

8.5             Redemption Right.

(a)         Subject to Sections 8.5(b), 8.5(c), 8.5(d), 8.5(e) and 8.5(f) and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Partnership Units held by them, each Limited Partner, other than the General Partner, shall, after holding their Partnership Units for at least one year, have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem (a “Redemption”) all or a portion of the Partnership Units (other than Special Units), held by such Limited Partner in exchange (a “Redemption Right”) for REIT shares having the same Class designation as the Partnership Units subject to the Redemption Right, issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the General Partner in its sole discretion, provided that such Partnership Units (the “Tendered Units”) shall have been outstanding for at least one year.  Any Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner exercising the Redemption Right (the “Tendering Party”).  No Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner. The Tendering Party shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

(b)         If the General Partner elects to redeem Tendered Units for REIT Shares having the same Class designation as the Tendered Units rather than cash, then the

Partnership shall direct the General Partner to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this Section 8.5(b), in which case, (i) the General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption Right, and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the General Partner in exchange for REIT shares.  The percentage of the Tendered Units tendered for Redemption by the Tendering Party for which the General Partner elects to issue REIT Shares (rather than cash) is referred to as the “Applicable Percentage.”  In making such election to acquire Tendered Units, the Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Limited Partners over another nor discriminates against a group or class of Limited Partners.  If the Partnership elects to redeem any number of Tendered Units for REIT Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the General Partner in exchange for a number of REIT Shares having the same Class designation as the Tendered Units equal to the product of the REIT Shares Amount and the Applicable Percentage.  The product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the General Partner as duly authorized, validly issued, fully paid and accessible REIT Shares having the same Class designation as the Tendered Units, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit (as calculated in accordance with the Charter) and other restrictions provided in the Article of Incorporation, the bylaws of the General Partner, the Securities Act and relevant state securities or “blue sky” laws.  Notwithstanding the provisions of Section 8.5(a) and this Section 8.5(b), the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited under the Charter.

(c)          In connection with an exercise of Redemption Rights pursuant to this Section 8.5, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(1)                                 A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit (or, if applicable the Excepted Holder Limit);

(2)                                 A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption on the Specified Redemption Date;

(3)                                 An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.5(c)(1) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Ownership Limit (or, if applicable, the Excepted Holder Limit);

(4)                                 With respect to any Cash Amount to be received by a Tendering Party, a waiver and release in a form acceptable to the General Partner; and

(5)                                 Any other documents as the General Partner may reasonably require.

(d)         Any Cash Amount to be paid to a Tendering Party pursuant to this Section 8.5 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for the General Partner to provide financing to be used to make such payment of the Cash Amount, by causing the issuance of additional REIT Shares or otherwise.  Notwithstanding the foregoing, the General Partner agrees to use its commercially reasonable efforts to cause the closing of the acquisition of Tendered Units hereunder to occur as quickly as reasonably possible.

(e)          Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights to prevent, among other things, (a) any person from owning shares in excess of the Common Share Ownership Limit, the Aggregate Share Ownership Limit and the Excepted Holder Limit, (b) the General Partner’s common stock from being owned by less than 100 persons, the General Partner from being “closely held” within the meaning of section 856(h) of the Code, and as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under section 7704 of the Code.  If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each of the Limited Partners holding Partnership Units, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid having the Partnership be treated as a “publicly traded partnership” under section 7704 of the Code.

(f)           A redemption fee may be charged in connection with an exercise of Redemption Rights pursuant to this Section 8.5.

8.6             Registration.  Subject to the terms of any agreement between the General Partner and one or more Limited Partners with respect to Partnership Units held by them:

(a)         Listing on Securities Exchange.  If the General Partner shall list or maintain the listing of any REIT Shares on any securities exchange or national market system, it will at its expense and as necessary to permit the registration and sale of the REIT Shares that may be issued upon redemption of Partnership Units pursuant to Section 8.5 hereof (the “Redemption Shares”) hereunder, list thereon, maintain and, when necessary, increase such listing to include such Redemption Shares.

(b)         Registration Not Required.  Notwithstanding the foregoing, the General Partner shall not be required to file or maintain the effectiveness of a registration statement covering the resale of Redemption Shares if, in the opinion of counsel to the General Partner, such Redemption Shares could be sold by the holders thereof pursuant to Rule 144 under the Securities Act, or any successor rule thereto.

8.7             Redemption or Conversion of Special Partnership Units.  Upon the earliest to occur of (a) the termination or nonrenewal of the Advisory Agreement for “cause” (as defined in the Advisory Agreement), (b) a Termination Event, or (c) a Liquidity Event which does not qualify as a Termination Event, the Special Partnership Units will be exchanged for Partnership Units with a value as described below and immediately thereafter such Partnership Units received upon exchange of the Special Partnership Units will be redeemed, subject to the option of the Special OP Unitholders to retain such Partnership Units received upon exchange of the Special Partnership Units in such circumstances; provided, however, that in the event of any Termination Event or a Liquidity Event which does not qualify as a Termination Event, the Special OP Unitholders may choose to receive distributions of the Net Sales Proceeds from such Termination Event or Liquidity Event in accordance with the distribution provisions set forth in Section 5.2(b) rather than having its Partnership Units exchanged and redeemed in accordance with this Section 8.7.

(a)         Redemption of Special Partnership Units Upon Termination or Nonrenewal of the Advisory Agreement for Cause.  If the Advisory Agreement is terminated or not renewed by the General Partner for “cause” (as defined in the Advisory Agreement), all of the Special Partnership Units shall be redeemed by the Partnership for $1 within thirty (30) days after the termination or nonrenewal of the Advisory Agreement.

(b)         Redemption of Special Partnership Units upon a Termination Event or Liquidity Event.  Upon the occurrence of a Termination Event or a Liquidity Event, unless a Special OP Unitholder has chosen to receive distributions of the Net Sales Proceeds from such Termination Event or Liquidity Event in accordance with the proviso in Section 8.7 above, the Special Partnership Units shall be exchanged for Class A Units with a value equal to the Net Sales Proceeds that would have been distributed to the Special OP Unitholders under Section 5.2(b) if all assets of the Partnership had been sold for their fair market value, as determined in good faith by the General Partner, all liabilities of the Partnership were satisfied in full in cash according to their terms, and Net Sales Proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.2(b), provided however, (i) in any case of a Liquidity Event of the type described in Section 7.1(c) (including a Termination Event that is a Liquidity Event), the General Partner shall determine such fair market value by reference to the value paid to the holders of Class A REIT Shares, if applicable,  and the implied value of the Partnership’s assets as a result of such Liquidity Event, (ii) in any case of a Termination Event which is not a Liquidity Event of the type described in Section 7.1(c), the General Partner shall determine such fair market value by reference to a valuation provided by an independent appraiser selected by the General Partner and approved by the Special OP Unitholders, and (iii) in connection with a Listing, the General Partner shall make such determination taking into account the market value of the General Partner’s Class A Listed Shares based upon the average closing price, or average of bid and asked prices, as the case may be, during a period of thirty (30) days during which such shares are traded beginning 150 days after the Listing (the date on which such valuation is determined to be referred to as the “Valuation Date”).  In the case of a Termination Event or Liquidity Event which is not a Listing, unless a Special OP Unitholder has chosen to receive distributions of the Net Sales Proceeds from such Termination Event or Liquidity Event in accordance with the proviso in Section 8.7 above, such OP Units shall be redeemed in connection with such Termination Event or Liquidity Event or as soon as is reasonably practicable thereafter, and in the case of a Listing described above, the redemption of such Class A Units shall occur within 210 days thereof.  The payment to the Special OP Unitholders upon the redemption of their Partnership Units resulting from a Termination Event or a Liquidity Event, to the extent applicable, shall be paid in cash; provided, however that if the Board of Directors of the General Partner determines that such payment will impair the capital of the General Partner, such payment shall consist of a promissory note bearing interest at a competitive market rate (determined by taking into account, among other things, the size of the Partnership, its capital structure and financial strength, its credit rating or the credit rating of its General Partner (if applicable), the terms of the promissory note, including its maturity date, principal balance, whether it is secured or unsecured, whether it pays interest currently or allows it to accrue, and the liquidation preference of the promissory note in relation to other liabilities and obligations of the Partnership).  The promissory note will be repaid pursuant to the terms thereof, including using the entire net proceeds of each Sale of an Asset or Assets of the Partnership in connection with or following the occurrence of the Termination Event or a Liquidity Event.  Notwithstanding anything to the contrary in this Section 8.7, in the case of any termination or non-renewal of the Advisory Agreement that is not in connection with a Liquidity Event or for “cause” (as defined in the Advisory Agreement), the Special OP Unitholders shall receive payment in the form of a promissory note, which shall be payable in 12 equal quarterly installments and will bear interest on the unpaid balance at a rate determined by the Board of Directors of the General Partner to be fair and reasonable; provided, however, that no payment shall be made in any quarter in which such payment would impair the General Partner’s capital or jeopardize its REIT status (and such deferred payments shall be delayed until the next quarter in which payment would not impair the General Partner’s capital or jeopardize REIT status); further provided that the payment of the outstanding balance on any promissory note and all interest due on such note shall be accelerated upon the occurrence of a Liquidity Event.

8.8             Distribution Reinvestment Plan.  OP Unitholders may have the opportunity to join the General Partner’s distribution reinvestment plan by completing an enrollment form which is available upon request.  A copy of the General Partner’s distribution reinvestment plan is also available upon request.  The shares of the General Partner’s common stock which may be issued under the General Partner’s distribution reinvestment plan are offered only by a prospectus.

ARTICLE 9
TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

9.1             Purchase for Investment.

(a)         Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

(b)         Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

9.2             Restrictions on Transfer of Limited Partnership Interests.

(a)         Subject to the provisions of 9.2(b) and (c), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion.  Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect.  The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b)         No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Partnership Interest pursuant to this Article 9 or pursuant to a redemption of all of its Partnership Units pursuant to Section 8.5 or pursuant to the redemption of the Limited Partner’s Special Partnership Units pursuant to Section 8.7.  Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Interest, such Limited Partner shall cease to be a Limited Partner.

(c)          Notwithstanding Section 9.2(a) and subject to Sections 9.2(d), (e) and (f) below, a Limited Partner may Transfer, without the consent of the General Partner, all or a portion of its Partnership Interest to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), of which trust such Limited Partner or any such person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners.

(d)         No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e)          No Transfer by a Limited Partner of its Partnership Interest, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(f)           No transfer by a Limited Partner of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a Partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(g)          Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

(h)         Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

9.3             Admission of Substitute Limited Partner.

(a)         Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion, and upon the satisfactory completion of the following:

(i)                                     The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii)                                  To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(iii)                               The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.

(iv)                              If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v)                                 The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.

(vi)                              The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(vii)                           The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b)         For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c)          The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications.  The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership.

9.4             Rights of Assignees of Partnership Interests.

(a)         Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b)         Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

9.5             Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner.  The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.6             Joint Ownership of Interests.  A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common.  The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners.  Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee.  The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death.  Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

ARTICLE 10
BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.1      Books and Records.  At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including:  (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all Certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act.  Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.2      Custody of Partnership Funds; Bank Accounts.

(a)         All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)         All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.2(b).

10.3      Fiscal and Taxable Year.  The fiscal and taxable year of the Partnership shall be the calendar year.

10.4      Annual Tax Information and Report.  Within seventy-five (75) days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

10.5      Partnership Representative; Tax Elections; Special Basis Adjustments.

(a)         BBA Audit Rules.

(i)                                     Partnership Representative.  The General Partner shall designate the “Partnership Representative” of the Partnership for purposes of Sections 6221-6241 of the Code as amended by the Bipartisan Budget Act of 2015 and subsequent legislation, as well as similar state and local legislation (collectively, the “BBA Audit Rules”).  The Partnership Representative shall be the sole person authorized to represent and act on behalf of the Partnership and the Partners in connection with an examination or proceeding under the BBA Audit Rules.  If the Partnership Representative is not an individual, the Partnership Representative shall designate an individual to act as the “designated individual” for purposes of the BBA Audit Rules.  The General Partner shall require the Partnership Representative to act solely as directed by the General Partner, and the General Partner shall exercise reasonable business judgment in determining how the Partnership Representative will act or not act.  With respect to this Section 10.5(a), the General Partner must obtain the written consent of Special OP Unitholders before acting or not acting in a manner that would disproportionately and adversely affect Special OP Unitholders.  In addition, the General Partner shall not make a Section 6226 election without previously having given Special OP Unitholders a reasonable opportunity to avail itself of the modification procedures under Section 6225(c)(2) of the Code.  The General Partner shall ensure that the Partnership Representative provides timely notice to the Partners of all communications with the Internal Revenue Service or other tax agency that are pursuant to the BBA Audit Rules.

(ii)                                  Cooperation.  The Partners hereby agree to cooperate and provide information and documentation that is reasonably requested by the Partnership Representative with respect to the conduct of an examination or proceeding under the BBA Audit Rules, including cooperation that will enable the Partnership to take advantage of the modification procedures provided by Section 6225(c) with respect to a contemplated adjustment in a proceeding relating to the Partnership.  Such cooperation may include the filing of amended tax returns and the payment of additional tax.

(iii)                               Partnership Payments.  In the event that the Partnership pays an imputed underpayment under BBA Audit Rules or an associated amount such as penalties or interest (collectively, a “Partnership Tax Payment”), the Partnership Representative shall allocate the Partnership Tax Payment to the Partners as required under the Code and associated guidance.  If no particular allocation is required, the Partnership Representative shall exercise reasonable business judgment in making this allocation. Each Partner hereby agrees to indemnify the Partnership for its allocated share of a Partnership Tax Payment, plus interest thereon at a rate equal to the long-term applicable Federal rate under Code Section 1274(d), computed annually, as of the date the Partnership Tax Payment was made. At the option of the General Partner, the Partnership may collect the indemnity owed by a Partner under this Section 10.5(a)(iii) by withholding amounts that otherwise would have been distributed to such Partner under Section 5.  In addition, the General Partner may waive a Partner’s obligation to indemnify the Partnership for its share of a Partnership Tax Payment so long as this does not reduce the amount that the Partnership will distribute to the other Partners.  If the General Partner waives a Partner’s obligation to indemnify the Partnership for its share of a Partnership Tax Payment, such share of the Partnership Tax Payment shall be treated as an expense of the Partnership under Section 704 of the Code.

(iv)                              Adjustments That Do Not Result in an Imputed Underpayment.  The General Partner may use reasonable discretion to make allocations relating to adjustments under Section 6225(a)(2) of the Code that do not result in an imputed underpayment.

(v)                                 Lower-Tier Partnerships.  If the Partnership invests in an entity that is treated as a partnership for U.S. federal income tax purposes, and such entity makes a Partnership Tax Payment or has an adjustment under Section 6225(a)(2) that does not result in an imputed underpayment, the General Partner is authorized to apply the principles of Sections 10.5(a)(iii) and (iv) with respect the Partnership’s share of that Partnership Tax Payment and any associated indemnification that the Partnership may pay.

(b)         All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

(c)          In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Partnership’s assets.  Notwithstanding anything contained in Article 5 of this Agreement, any adjustments made pursuant to Section 754 of the Code shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement.  Each Partner will furnish the Partnership with all information necessary to give effect to such election.

10.6      Reports to Limited Partners.

(a)         As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), the General Partner shall cause to be mailed to each Limited Partner a quarterly report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner.

(b)         Any Partner shall further have the right to a private audit of the books and records of the Partnership at the expense of such Partner, provided such audit is made for Partnership purposes and is made during normal business hours.

10.7      Safe Harbor Election.  The Partners agree that, in the event the Safe Harbor Regulation is finalized, the Partnership shall be authorized and directed to make the Safe Harbor Election and the Partnership and each Partner (including any person to whom an interest in the Partnership is transferred in connection with the performance of services) agrees to comply with all requirements of the Safe Harbor with respect to all interests in the Partnership transferred in connection with the performance of services while the Safe Harbor Election remains effective. The Tax Matters Partner shall be authorized to (and shall) prepare, execute, and file the Safe Harbor Election.

ARTICLE 11
AMENDMENT OF AGREEMENT; MERGER

The General Partner’s consent shall be required for any amendment to this Agreement.  The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect or merge or consolidate the Partnership with or into any other partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.1(c), (d) or (e) hereof; provided, however, that the following amendments and any other merger, conversion or consolidation of the Partnership shall require (i) the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners and (ii) in the case of any of the following (b), (c) or (d), the consent of Limited Partners holding more than 50% of the Special Percentage Interests of the Limited Partners:

(a)         any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as provided in Section 8.5(d) or 7.1(d) hereof) in a manner adverse to the Limited Partners;

(b)         any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.2 hereof;

(c)          any amendment that would alter the Partnership’s allocations of profit and loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.2 hereof; or

(d)         any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

ARTICLE 12
GENERAL PROVISIONS

12.1      Notices.  All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

12.2      Survival of Rights.  Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

12.3      Additional Documents.  Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

12.4      Severability.  If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.5      Entire Agreement.  This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.6      Pronouns and Plurals.  When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

12.7      Headings.  The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.8      Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12.9      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that any cause of action for violation of federal or state securities laws shall not be governed by this Section 12.9.

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Third Amended and Restated Limited Partnership Agreement, all as of              , 2020.

GENERAL PARTNER:

INDUSTRIAL PROPERTY TRUST INC., a
Maryland corporation

By:
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer

LIMITED PARTNER:

INDUSTRIAL PROPERTY TRUST INC.

By:
Name: Thomas G. McGonagle
Title: Chief Financial Officer

SPECIAL LIMITED PARTNER:

IPT ADVISOR LLC

By:
Name: Evan H. Zucker
Title: Manager

EXHIBIT A

As of              ,

Partner	Cash Contribution	Agreed Value of Non-Cash Capital Contribution	Agreed Value of Capital Contribution	Class A Partnership Units	Special Partnership Units	Percentage Interest	Special Percentage Interest	Preferred Equity Interest
GENERAL PARTNER:
Industrial Property Trust Inc. 518 17th Street, 17th Floor Denver, CO 80202	$2,000		$2,000	200	—	<0.1%	—	—
ORIGINAL LIMITED PARTNER:
Industrial Property Trust Inc. 518 17th Street, 17th Floor Denver, CO 80202	450,066,000		450,066,000	45,006,600	—	>99%	—	—
SPECIAL LIMITED PARTNER
IPT Advisor LLC 518 17th Street, 17th Floor Denver, CO 80202	$1,000	$10,000,000	$10,001,000	1,000,100	100	—	100%	100%
Totals	450,069,000	$10,000,000	460,069,000	45,006,800	100	100%	100%

EXHIBIT B

NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 8.5 of the Limited Partnership Agreement (the “Agreement”) of Industrial Property Operating Partnership LP, the undersigned hereby irrevocably (i) presents for redemption          Partnership Units in Industrial Property Operating Partnership LP in accordance with the terms of the Agreement and the Redemption Right referred to in Section 8.5 thereof, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: ,
(Name of Limited Partner)

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:

Social Security
or Tax I.D. Number:

B-1